ALEXANDRIA REAL ESTATE EQUITIES, INC. EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION

ALEXANDRIA®

SECOND QUARTER ENDED JUNE 30, 2016

Unique Collaborative Science & Technology Campuses in Urban Innovation Clusters

NYSE:**ARE**

Cambridge

Mission Bay/SoMa

New York City

San Diego

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016

ALEXANDRIA®

CONFERENCE CALL INFORMATION:

Tuesday, August 2, 2016
12:00 p.m. Eastern Time
9:00 a.m. Pacific Time

Number: (877) 548-7905 or (719) 325-4929
Confirmation Code: 4797929

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA CENTER® AT KENDALL SQUARE, 50 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	i

ALEXANDRIA®
Building the Future of Life-Changing Innovation

Best-in-Class, Unique Urban Office REIT

53%

OF ARE'S TOTAL ABR FROM INVESTMENT-GRADE TENANTS

75%

NAREIT
COMMUNICATIONS & REPORTING EXCELLENCE

ALEXANDRIA REAL ESTATE EQUITIES, INC.

LARGE CAP EQUITY REIT
2016 GOLD AWARD
SECOND CONSECUTIVE GOLD AWARD

BEST-IN-CLASS
Transparency, Quality, and Efficiency of Disclosures and Reporting

UNIQUE COLLABORATIVE SCIENCE AND TECHNOLOGY CAMPUSES IN KEY URBAN INNOVATION CLUSTERS

CLASS A ASSETS IN AAA LOCATIONS

INVESTMENT-GRADE REIT WITH SIGNIFICANT LIQUIDITY

$2.4 billion in liquidity[(1)]; 86% Unencumbered NOI[(2)]
Moody's: Baa2 / Stable; Standard & Poor's: BBB- / Positive

INTERNAL GROWTH

Favorable NNN lease structure with annual rent escalations
Strong demand from innovative entities
Limited supply of Class A space
Rental rate growth on leasing activity and early renewals

EXTERNAL GROWTH

Visible, multiyear, highly leased value-creation pipeline with deliveries in 2016-2018 expected to generate incremental annual NOI in a range from $195 million to $210 million, including 1H16 deliveries

DISCIPLINED ALLOCATION OF CAPITAL AND PRUDENT MANAGEMENT OF BALANCE SHEET

UNIQUE UNDERWRITING EXPERTISE AND EXPERIENCE

Enable Alexandria to prudently underwrite tenants and strategically capitalize on industry trends

HIGH-QUALITY GROWTH IN CASH FLOWS, FFO PER SHARE, AND NAV PER SHARE AND INCREASING COMMON STOCK DIVIDENDS

(1) As of June 30, 2016. (2) For the three months ended June 30, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	ii

Table of Contents
June 30, 2016

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 11 of our Earnings Press Release for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	iii

Alexandria Real Estate Equities, Inc.

Reports

Second Quarter Ended June 30, 2016 Financial and Operating Results

Solid 2Q16 Operating Results and Strong Internal and External Growth

PASADENA, Calif. – August 1, 2016 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the second quarter ended June 30, 2016.

Key highlights:

Solid internal and external growth

•	Total revenue of $226.1 million, up 11%, for 2Q16, compared to $204.2 million for 2Q15;

•	Executed leases for 816,512 RSF during 2Q16, even with minimal contractual lease expirations in 2016 and our highly leased value-creation pipeline;

•	Rental rate increases of 27.1% and 9.3% (cash basis) during 2Q16 for lease renewals and re-leasing of space aggregating 647,268 RSF (included in the 816,512 RSF above);

•	Same property NOI growth of 4.9% and 6.4% (cash basis) for 2Q16, compared to 2Q15; and

•	2Q16 key development projects placed into service:

•	295,609 RSF to Illumina, Inc. at 5200 Illumina Way

•	51,040 RSF to Dana-Farber Cancer Institute, Inc. at 360 Longwood Avenue

•	62,595 RSF, including 34,017 RSF of vacancy, at 430 East 29th Street; improvement of initial cash yield to 7.0% from originally disclosed yield of 6.6%.
Results

	2Q16	2Q15	Change	1H16	1H15	Change
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In Millions	$(127.6)	$31.3	N/A	$(131.5)	$49.1	N/A
Per Share	$(1.72)	$0.44	N/A	$(1.79)	$0.69	N/A

FFO attributable to Alexandria’s common stockholders – diluted, as adjusted:
In Millions	$101.1	$93.6	8.0%	$198.2	$185.0	7.1%
Per Share	$1.36	$1.31	3.8%	$2.70	$2.59	4.2%

Key items impacting net (loss) income and EPS attributable to Alexandria’s common stockholders (amounts are shown after deducting any amounts attributable to noncontrolling interests):
(in millions, except per share amounts)	2Q16	2Q15	2Q16	2Q15
	Amount		Per Share – Diluted
Impairment of real estate (1)	$155.6	$—	$2.09	$—
Preferred stock redemption charge	9.5	—	0.13	—
Total	$165.1	$—	$2.22	$—
Weighted avg. shares of common stock outstanding	74.3	71.4

(1) Primarily relates to impairments of real estate located in Asia. Refer to page 56 of our Supplemental Information for additional information.

Balance sheet management and disciplined allocation of capital

•	Repurchased 1.0 million shares of Series D cumulative convertible preferred stock for $33.7 million, or $33.69 per share;

•	$348.4 million gross proceeds from issuance of common stock under our ATM program; we anticipate filing another ATM program in the future;

•	Executed two separate joint ventures for sales of partial interests in two San Diego properties:

•	Aggregate proceeds of $256.3 million will be received primarily in 2016

•	Cash capitalization rate of 5.7% (reflects Eli Lilly and Company lease expiration and relocation)

•	One joint venture closed in June 2016 and one will close in 2H16;

•	Completed issuance of $350 million, 3.95% 10-year unsecured senior note payable;

•	Closed a $304.3 million secured construction loan for 100 Binney Street;

•
In July, we amended our unsecured senior line of credit and increased aggregate commitments available for borrowing to $1.65 billion, extended the maturity date to October 2021, and reduced the interest rate by 10 bps to LIBOR+1.00%; and

•	Disciplined allocation of capital to value-creation pipeline of highly leased Class A buildings in urban innovation clusters, representing 35% NOI growth over 2015:

Delivery Date	RSF	Leased %	Incremental Annual NOI
1H16	413,535	92%	$14 million
2H16	1,056,733	90%	$51 million to $56 million
2017-2018	1,987,948	74%	$130 million to $140 million
	3,458,216	81%	$195 million to $210 million

Timely, fully funded strategic acquisition

•
In June 2016, we entered into a definitive agreement to acquire One Kendall Square, a 644,771 rentable square feet (“RSF”), seven-building collaborative science and technology campus in our key East Cambridge urban innovation cluster submarket. The purchase price is $725 million, including the assumption of a $203.0 million secured note payable. We expect to obtain approval by the lender for the loan assumption in the coming months and complete the acquisition soon thereafter.

•
In July 2016, we executed an offering, subject to forward sale agreements, to sell 7.5 million shares of common stock at a public offering price of $101.00 per share. The forward sale agreements allowed us to lock in the price of the shares (subject to certain adjustments) to fund the pending acquisition of One Kendall Square. We expect to settle the forward sale agreements after obtaining approval by the lender to assume the One Kendall Square loan and completing the acquisition of One Kendall Square (see “Subsequent Events” below).

Accelerated timing of lower leverage goal

•
Accelerated timing of net debt to adjusted EBITDA goal with 0.3x improvement by 4Q16 with a portion of proceeds from the forward sale agreements. Revised 4Q16 annualized target range is from 6.2x to 6.6x and was improved from range from 6.5x to 6.9x; and

•	In July, we completed the partial principal repayment of $200 million, and reduced the balance under our 2019 Unsecured Senior Bank Term Loan to $400 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	1

Second Quarter Ended June 30, 2016, Financial and Operating Results
June 30, 2016

Key highlights (continued):

Increased common stock dividend and earned second consecutive CARE award

•
Common stock dividend for 2Q16 of $0.80 per common share, up 3 cents, or 4%, over 2Q15; continuation of our strategy to share growth in cash flows from operating activities with our stockholders, while also retaining a portion for reinvestment; and

•
2016 recipient of the NAREIT Investor CARE (Communications and Reporting Excellence) Gold Award as a best-in-class REIT that delivers transparency, quality, and efficient communications and reporting to the investment community; our second consecutive (2016 and 2015) NAREIT Investor CARE Gold Award.

Core operating metrics

•	Percentage of annualized base rent (“ABR”) from investment-grade tenants as of 2Q16:

•	All tenants: 53%

•	Top 20 tenants: 82%
•Solid leasing activity, even with minimal contractual lease expiration in 2016 and our highly leased value-creation pipeline:

		Renewals/Re-leasing
			Rental Rate Growth
Period	Total RSF	RSF	GAAP	Cash
2Q16	816,512	647,268	27.1%	9.3%
YTD 2Q16	1,205,384	865,610	28.6%	11.0%

•	Same property NOI growth:

•	4.9% and 6.4% (cash basis) for 2Q16, compared to 2Q15

•	5.2% and 6.1% (cash basis) for YTD 2Q16, compared to YTD 2Q15

•	Occupancy for operating properties in North America of 97.0% as of 2Q16

•	Operating margin at 70% for 2Q16

•	Adjusted EBITDA margin at 66% for 2Q16

External growth

Visible, multiyear, highly leased value-creation pipeline

•	Disciplined allocation of capital to value-creation pipeline of highly leased Class A buildings in urban innovation clusters, representing 35% NOI growth over 2015:

Delivery Date	RSF	Leased %	Incremental Annual NOI
1H16	413,535	92%	$14 million
2H16	1,056,733	90%	$51 million to $56 million
2017-2018	1,987,948	74%	$130 million to $140 million
	3,458,216	81%	$195 million to $210 million

External growth (continued)

•	2Q16 key development projects placed into service:

•	295,609 RSF to Illumina, Inc. at 5200 Illumina Way, in our University Town Center submarket in San Diego

•	51,040 RSF to Dana-Farber Cancer Institute, Inc. at 360 Longwood Avenue in our Longwood Medical Area submarket in Greater Boston

•	62,595 RSF, including 34,017 RSF of vacancy, at 430 East 29th Street in our Manhattan submarket in New York City; improvement of initial cash yield to 7.0% from originally disclosed yield of 6.6%

•	2Q16 commencement of development projects:

•	Additional building, 100% leased to Vertex Pharmaceuticals, Inc., located at 3215 Merryfield Row, aggregating 170,523 RSF at our ARE Spectrum project in our Torrey Pines submarket

•	Parking structure, 100% leased to Illumina, Inc., located at 5200 Illumina Way in our University Town Center submarket

One Kendall Square Acquisition

•
In June 2016, we entered into a definitive agreement to acquire One Kendall Square, a 644,771 RSF, seven-building collaborative science and technology campus in our key East Cambridge urban innovation cluster submarket located in Greater Boston. The purchase price is $725 million, including the assumption of a $203.0 million secured note payable. We expect to obtain approval by the lender for the loan assumption in the coming months and complete the acquisition soon thereafter. See pages 5 - 7 for additional information.

Balance sheet

Sales of partial interests in properties located in our University Town Center submarket of San Diego

•
In June 2016, we entered into a joint venture agreement with TIAA Global Asset Management (“TIAA”) to sell a 45% partial interest in 10290 Campus Point Drive, a 304,326 RSF redevelopment project in San Diego 100% leased to Eli Lilly and Company. Our partner is expected to fund substantially all of the remaining costs to complete the redevelopment. This sale of a partial interest closed in June 2016.

•
Additionally, in June 2016, we entered into a separate joint venture agreement with TIAA to sell a 45% partial interest in 10300 Campus Point Drive, consisting of 449,759 RSF, primarily leased to Celgene Corporation, Eli Lilly and Company, and The Regents of the University of California. This sale of a partial interest will close in 2H16.

•
Total gross estimated proceeds from these two sales of partial interests are $256.3 million, representing a 5.7% cash capitalization rate. The cash capitalization rate reflects the near-term contractual lease expiration by Eli Lilly and Company of 125,409 RSF as they expand into 304,326 RSF at 10290 Campus Point Drive. Proceeds from the joint venture that closed in June 2016 were $31.0 million. Estimated proceeds of $45 million, $165 million, and $15 million are expected to be received by us in 3Q16, 4Q16, and 1Q17, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	2

Second Quarter Ended June 30, 2016, Financial and Operating Results
June 30, 2016

Balance sheet (continued)

Improvement in balance sheet leverage and liquidity

•	Net debt to adjusted EBITDA

•	2Q16 annualized: 6.8x

•	2Q16 trailing 12 months: 6.9x

•	4Q16 annualized target range: 6.2x to 6.6x

•	Goal: less than 6.0x;

•	3.5x fixed-charge coverage ratio for 2Q16 annualized and trailing 12 months;

•	$2.4 billion of liquidity;

•
Repurchased 1.0 million outstanding shares of our Series D cumulative convertible preferred stock at an aggregate price of $33.7 million, or $33.69 per share, and recognized a preferred stock redemption charge of $9.5 million in 2Q16;

•	Sold an aggregate of 3.7 million shares of common stock under our ATM program for gross proceeds of $348.4 million, or $95.31 per share, and net proceeds of $342.5 million in 2Q16;

•	In April 2016, we closed a secured construction loan for our development project at 100 Binney Street in our Cambridge submarket:

•	Commitments available for borrowing of $304.3 million

•	Outstanding borrowings bear interest at a rate of LIBOR+200 bps

•	Executed 2.00% LIBOR rate cap agreements for notional up to $150 million;

•
In June 2016, we executed the offering of $350.0 million of unsecured senior notes, due in 2027, at an interest rate of 3.95%. Net proceeds were used initially to reduce outstanding borrowings on our unsecured senior line of credit;

•	$12.4 billion total market capitalization as of 2Q16;

•	16% of gross investments in real estate in North America in value-creation pipeline as of 2Q16, with 4Q16 target range from 10% to 13%;

•	Limited debt maturities through 2018 and well-laddered maturity profile;

•	10% unhedged variable-rate debt as a percentage of total debt as of 2Q16; and

•	During 2Q16, we repaid two secured notes payable aggregating $173.8 million with a weighted average interest rate of 5.59%.

LEED certifications

•	57% of total ABR expected from LEED projects upon completion of in-process projects.

Subsequent events

•	In July 2016, we repurchased 1.1 million outstanding shares of our 7.0% Series D cumulative convertible preferred stock at an aggregate price of $39.3 million, or $36.31 per share.

•
In July 2016, we executed an offering, subject to forward sale agreements, to sell an aggregate of 7.5 million shares of common stock, including 975,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares of our common stock, at a public offering price of $101.00 per share. Net proceeds, after issuance costs and underwriters’ discount, of $724.0 million, will be further adjusted as provided in the forward sale agreements. The forward sale agreements allowed us to lock in the price of the shares (subject to certain adjustments) to fund the pending acquisition of One Kendall Square. We expect to settle the forward sale agreements by issuing the common stock after obtaining approval by the lender to assume the One Kendall Square loan and completing the acquisition of One Kendall Square.

•	In July 2016, we executed two interest rate swap agreements, with notional amounts aggregating $200 million at a fixed pay rate of 0.95%, effective on March 29, 2018.
•On July 29, 2016, we amended our unsecured senior line of credit and recognized a loss on early extinguishment of debt of $2.4 million related to the write-off of unamortized loan fees. Key changes are summarized below:

	As of July 29, 2016	Prior Agreement
Commitments available for borrowing	$1.65 billion	$1.5 billion
Interest rate	LIBOR+1.00%	LIBOR+1.10%
Maturity date	October 29, 2021	January 3, 2019

•
On July 29, 2016, we completed a partial principal repayment of $200 million of our 2019 Unsecured Senior Bank Term Loan and reduced the total outstanding balance from $600 million to $400 million and recognized a loss on early extinguishment of debt of $869 thousand related to the write-off of unamortized loan fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	3

Incremental Annual NOI from Development and Redevelopment Projects
June 30, 2016

(1)
Represents incremental annual NOI upon stabilization of our development and redevelopment projects, including only our share of real estate joint venture projects. RSF and percentage leased represents 100% of each property.

(2)
Incremental annual NOI for 2016 of $65 million to $70 million (including $14 million of incremental NOI for 1H16) decreased from a range of $75 million to $80 million previously disclosed primarily due to the sale in June 2016 of a 45% partial interest in 10290 Campus Point Drive.

(3)
Incremental annual NOI for 2017-2018 of $130 million to $140 million increased from range of a $120 million to $130 million previously disclosed due to adding the development of a new parking structure, 100% leased to Illumina, Inc., located at 5200 Illumina Way in our University Town Center submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	4

ALEXANDRIA®
Building the Future of Life-Changing Innovation

One Kendall Square Acquisition

Alexandria's Third Unique Collaborative Science & Technology Campus in East Cambridge

ALEXANDRIA CENTER® AT KENDALL SQUARE
The Broad Institute of MIT and Harvard
Whitehead Institute for Biomedical Research
Massachusetts Institute of Technology
ONE KENDALL SQUARE
ALEXANDRIA TECHNOLOGY SQUARE®

ALEXANDRIA TECHNOLOGY SQUARE®
- 100 Technology Square
- 200 Technology Square
- 300 Technology Square
- 400 Technology Square
- 500 Technology Square
- 600 Technology Square
- 700 Technology Square

ALEXANDRIA CENTER® AT KENDALL SQUARE
- 11 Hurley Street
- 150 Second Street
- 161 First Street
- 50/60 Binney Street
- 215 First Street
- 75/125 Binney Street
- 100 Binney Street
- 225 Binney Street
- 300 Third Street

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	5

One Kendall Square—
Urban Science and Technology Campus

ALEXANDRIA
Building the Future of Life-Changing Innovation

Future
Development
Opportunity

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	6

One Kendall Square Acquisition: Expanding Our Presence and Our Urban Innovation Campus Strategy in Cambridge

Transaction

- In June 2016, we entered into a definitive agreement to acquire One Kendall Square
- $725 million purchase price, including $203 million assumption of secured loan
- Expected to close over next few months upon completion of loan assumption and other closing conditions

Portfolio Overview

- Seven buildings aggregating 644,771 RSF (48% office, 36% office/laboratory, and 16% retail/other)
- 98.5% occupied
- Entitled land parcel for near-term ground-up development of building aggregating 172,500 square feet

Initial Stabilized Yields (unlevered)

- Initial stabilized yield
  - 5.8%
  - 4.7% (Cash)
- Upon completion of near-term lease renewals/re-leasing of space
  - 6.4%
  - 6.2% (Cash)
- Additional opportunity to continue to realize growth in operating cash flows and improve the projected solid return on investment

Key Asset in Leading Life Science Market

- Continued disciplined allocation of capital into the world's leading life science cluster submarket in East Cambridge, MA
- Excellent opportunity to expand our urban innovation campus strategy in Cambridge and significantly increase One Kendall Square NOI and cash flows post-acquisition
- In close proximity to Alexandria Center® at Kendall Square, Alexandria Technology Square®, and MIT

Significant Internal Growth Opportunity

- Significant opportunity to increase cash flows from operating activities in the near-term
  - $47/RSF average below market in-place rents (mix of office gross rents and lab triple net rents)
  - 55% contractual lease expirations through 2019
  - Conversion of office to laboratory space at significantly higher rents

Significant External Growth Opportunity

- Entitled land parcel for near-term ground-up development of building aggregating 172,500 square feet

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	7

Disciplined Allocation of Capital and Management of Value-Creation Pipeline
June 30, 2016

2016 Disciplined Allocation of Capital (1)		North America Value-Creation Pipeline

URBAN CLUSTERS 96%
Mission Bay/
SoMa
16%
Manhattan
2%
Cambridge
62%
10%
Torrey Pines/
UTC
6%
4%
Seattle
Other

		In-Process Value-Creation (2)	Future Value-Creation
		3.5M	5.6M
		RSF	RSF

Pre-Leased Percentage (3) of Ground-Up Developments since January 1, 2009		Ground-Up Developments Commenced & Delivered since January 1, 2009

Single-Tenant 100% Pre-Leased 2.6M RSF	Multi-Tenant 38% Pre-Leased 2.5M RSF	Average Initial Stabilized Yield 8.0%	Average Initial Stabilized Yield (Cash Basis) 7.6%

(1)
Represents projected construction and acquisitions for the year ending December 31, 2016, including the acquisition of One Kendall Square, which we expect to close within the next several months. Refer to pages 5 - 7 of our Earnings Press Release for additional details.

(2)	Includes 0.4 million RSF of value-creation projects recently completed and placed into service in 1H16.

(3)	Represents average pre-leased percentage at the commencement of vertical above ground construction.

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Dispositions
June 30, 2016
(Dollars in thousands)

								Classification
Property/Market/Submarket	Date of Sale	RSF/Acres		NOI (1)		Cash NOI (1)		Construction Funding		Asset Sales (2)
16020 Industrial Drive/Maryland/Gaithersburg	4/21/16	71,000	RSF	$1,022		$896		$—		$6,400
14 Firstfield Road/Maryland/Gaithersburg	6/2/16	4.6	acres	N/A		N/A		—		3,500
Land parcel in Asia	5/2/16	5.0	acres	N/A		N/A		—		7,484

Two joint ventures – 45% partial interest sales:
10290 Campus Point Drive	6/29/16	304,326	RSF	$15,930	(3)	$14,733	(3)	106,263	(4)	—
10300 Campus Point Drive	2H16	449,759	RSF					—		150,008	(4)
								106,263		167,392

306 Belmont Street and 350 Plantation Street/Greater Boston/Route 495/Worcester (5)	2H16	90,690	RSF	$1,558		$1,348		—		17,550
Operating properties and land parcels/Asia	2H16	1,200,683	RSF	N/A		N/A		—		105,300	(6)
								—		122,850
Completed and pending asset sales								$106,263		$290,242

(1)
NOI amounts represent the annualized amounts for the quarter ended prior to the date of sale, or 2Q16 annualized for the pending asset sales. For partial interest sales in process, NOI represents the partial interest portion expected to be sold. Cash NOI excludes straight-line rent and amortization of acquired below-market leases.

(2)	Represents gross sales proceeds.

(3)
Amount represents 45% partial interest share of the anticipated initial stabilized NOI and cash NOI upon completion of redevelopment of 10290 Campus Point Drive and NOI and cash NOI for 2Q16 annualized for 10300 Campus Point Drive.

(4)	Aggregate proceeds of $256.3 million, including gross proceeds of $31.0 million received in 2Q16, and additional future construction funding of $75 million to be received for 10290 Campus Point Drive.

(5)
Non-core properties located outside of our urban innovation clusters. These properties are Class B office buildings leased to non-credit tenants and represent our remaining investments in Worcester. The internal rate of return over our hold period, including the expected disposition of the asset, is expected to be 8.9%.

(6)	Represents 1.2 RSF million RSF of operating properties, plus land parcels aggregating 191.0 acres. Sales expected to be completed in multiple transactions over several quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	9

Guidance
June 30, 2016
(Dollars in thousands, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and other assumptions for the year ending December 31, 2016. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 11.

Summary of Key Changes in Guidance	Prior (1)	As of 8/1/16	Summary of Key Changes in Guidance (Continued)	Prior (1)	As of 8/1/16
EPS, FFO per share, and FFO per share, as adjusted	See below	See below	Interest expense	$108 to $118 million	$100 to $110 million	(2)
Rental rate increases up 5%	14.0% to 17.0%	19.0% to 22.0%	Same property NOI increase up 0.5%	2.0% to 4.0%	2.5% to 4.5%
Rental rate increases (cash basis) up 1%	6.0% to 9.0%	7.0% to 10.0%	Same property NOI increase (cash basis) up 0.5%	3.5% to 5.5%	4.0% to 6.0%

EPS and FFO per Share Attributable to Alexandria’s Common Stockholders – Diluted (3)
	As of 7/6/16	As of 8/1/16
Earnings per share	$(1.08) to $(0.98)	$(1.19) to $(1.13)
Add: depreciation and amortization	4.00	4.00
Add: impairment of real estate – rental properties	1.14	1.15
Other	(0.02)	(0.02)
FFO per share	$4.04 to $4.14	$3.94 to $4.00
Less: investment income (4)	—	(0.06)
Add: impairment of real estate – land parcels	1.24	1.25
Add: loss on early extinguishment of debt	0.04	0.04
Add: preferred stock redemption charge	0.16	0.33
Other	(0.02)	(0.02)
FFO per share, as adjusted	$5.46 to $5.56	$5.48 to $5.54

	2016 Guidance
Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2016	96.5%	97.1%

Lease renewals and re-leasing of space:
Rental rate increases	19.0%	22.0%
Rental rate increases (cash basis)	7.0%	10.0%
Same property performance:
NOI increase	2.5%	4.5%
NOI increase (cash basis)	4.0%	6.0%

Straight-line rent revenue	$51,000	$56,000
General and administrative expenses	$59,000	$64,000
Capitalization of interest	$45,000	$55,000
Interest expense (2)	$100,000	$110,000

Key Credit Metrics	2016 Guidance
Net debt to Adjusted EBITDA – 4Q annualized	6.2x to 6.6x
Fixed charge coverage ratio – 4Q annualized	3.0x to 3.5x
Value-creation pipeline percentage of gross real estate as of 12/31/16	10% to 13%

	2016 Guidance				As of 6/30/16 (unless stated otherwise)
Key Sources and Uses of Capital	Low	High	Mid-Point
Sources of capital:
Net cash provided by operating activities after dividends	$115,000	$135,000	$125,000		$81,000
Incremental debt	339,000	269,000	304,000		(30,000)
Asset sales	300,000	400,000	350,000		290,000	(5)
Common equity/sales of available-for-sale equity securities	1,180,000	1,280,000	1,230,000		1,092,000	(3)
Total sources of capital	$1,934,000	$2,084,000	$2,009,000		$1,433,000
Uses of capital:
Acquisitions	$900,000	$950,000	$925,000	(6)	$779,000	(7)
Improvement in leverage	175,000	175,000	175,000	(8)	175,000	(8)
Construction	760,000	860,000	810,000		380,000
Series D preferred stock repurchases	99,000	99,000	99,000		99,000	(9)
Total uses of capital	$1,934,000	$2,084,000	$2,009,000		$1,433,000
Incremental debt (included above):
Issuance of unsecured senior notes payable	$350,000	$350,000	$350,000		$350,000
Assumption of secured note payable	203,000	203,000	203,000		203,000	(7)
Borrowings – secured construction loans	250,000	300,000	275,000		149,000
Repayments of secured notes payable	(190,000)	(290,000)	(240,000)		(233,000)
Repayment of unsecured senior term loan	(200,000)	(200,000)	(200,000)		(200,000)	(10)
Unsecured senior line of credit/other	(74,000)	(94,000)	(84,000)		(299,000)
Incremental debt	$339,000	$269,000	$304,000		$(30,000)

(1)	Prior guidance for these items was provided on May 2, 2016, with the exception of EPS, FFO per share, and FFO per share, as adjusted, which were provided on July 6, 2016.

(2)
Our guidance range for interest expense for the year ending December 31, 2016 has been revised for the impact of the amount and/or timing of various transactions that we have completed and/or announced, including acquisitions, our forward sale of common stock, asset sales, and unsecured senior notes payable offering. In the prior quarter, our outlook assumed we would be in the bottom half of our interest expense range of $108 million to $118 million.

(3)
Includes net proceeds of $724.0 million from the forward sale agreements to sell an aggregate of 7.5 million shares of our common stock, and net proceeds of $367.8 million for sales of common stock under our ATM program for YTD 2016.

(4)	Represents investment gains of $4.4 million related to one investment in 2Q16.

(5)	Includes completed and pending asset sales discussed on page 9.

(6)	Includes acquisition price of $140 million for 88 Bluxome Street in our Mission Bay/SoMa submarket of San Francisco that may be deferred to 2017.

(7)	Includes the pending acquisition of One Kendall Square for $725 million; we expect to assume a non-recourse secured note payable of $203.0 million at closing.

(8)
We expect to use $175 million of the proceeds from the forward sale of common stock to reduce our projected net debt to adjusted EBITDA - 4Q16, annualized, from a range of 6.5x to 6.9x, to 6.2x to 6.6x.

(9)	Includes the repurchase of 1.1 million outstanding shares of our Series D cumulative convertible preferred stock in July 2016.

(10)	On July 29, 2016, we completed a partial principal repayment of $200 million of our 2019 Unsecured Senior Bank Term Loan.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	10

Earnings Call Information and About the Company
June 30, 2016

We will host a conference call on Tuesday, August 2, 2016, at noon Eastern Time (“ET”)/9:00 a.m. Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2016. To participate in this conference call, dial 877-548-7905 or 719-325-4929 and confirmation code 4797929 shortly before noon ET/9:00 a.m. PT. The audio webcast can be accessed at www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 3:00 p.m. ET/noon PT on Tuesday, August 2, 2016. The replay number is 888-203-1112 or 719-457-0820, and the confirmation code is 4797929.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2016, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2016q2.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president and chief financial officer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered, and self-managed urban office real estate investment trust (“REIT”) uniquely focused on world-class collaborative science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $12.4 billion and an asset base in North America of 24.4 million square feet as of June 30, 2016. The asset base in North America includes 18.8 million RSF of operating properties and development and redevelopment projects (under construction or pre-construction) and 5.6 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2016 earnings per share attributable to Alexandria’s common stockholders – diluted, 2016 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, a favorable capital market environment, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	11

Consolidated Statements of Income
June 30, 2016
(Dollars in thousands, except per share amounts)

	Three Months Ended							Six Months Ended
	6/30/16		3/31/16		12/31/15	9/30/15	6/30/15	6/30/16		6/30/15
Revenues:
Rental	$161,638		$158,276		$158,100	$155,311	$151,805	$319,914		$295,413
Tenant recoveries	54,107		52,597		54,956	56,119	49,594	106,704		97,988
Other income	10,331		5,216		10,899	7,180	2,757	15,547		7,508

Total revenues	226,076		216,089	(1)	223,955	218,610	204,156	442,165		400,909

Expenses:
Rental operations	67,325		65,837		68,913	68,846	62,250	133,162		123,473
General and administrative	15,384		15,188		15,102	15,143	14,989	30,572		29,376
Interest	25,025		24,855		28,230	27,679	26,668	49,880		49,904
Depreciation and amortization	70,169		70,866		72,245	67,953	62,171	141,035		121,091
Impairment of real estate	156,143	(2)	28,980	(2)	8,740	—	—	185,123	(2)	14,510
Loss on early extinguishment of debt	—		—		—	—	189	—		189
Total expenses	334,046		205,726		193,230	179,621	166,267	539,772		338,543

Equity in (losses) earnings of unconsolidated real estate joint ventures	(146)		(397)		(174)	710	541	(543)		1,115
Gain on sales of real estate – rental properties	—		—		12,426	—	—	—		—
(Loss) income from continuing operations	(108,116)		9,966		42,977	39,699	38,430	(98,150)		63,481

Loss from discontinued operations	—		—		—	—	—	—		(43)
Net (loss) income	(108,116)		9,966		42,977	39,699	38,430	(98,150)		63,438
Net income attributable to noncontrolling interests	(3,500)		(4,030)	(3)	(972)	(170)	(263)	(7,530)		(755)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.	(111,616)		5,936		42,005	39,529	38,167	(105,680)		62,683
Dividends on preferred stock	(5,474)		(5,907)		(6,246)	(6,247)	(6,246)	(11,381)		(12,493)
Preferred stock redemption charge	(9,473)		(3,046)		—	—	—	(12,519)		—
Net income attributable to unvested restricted stock awards	(1,085)		(801)		(628)	(623)	(630)	(1,886)		(1,113)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(127,648)	(2)	$(3,818)	(2)	$35,131	$32,659	$31,291	$(131,466)	(2)	$49,077

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted:
Continuing operations	$(1.72)	(2)	$(0.05)	(2)	$0.49	$0.46	$0.44	$(1.79)	(2)	$0.69
Discontinued operations	—		—		—	—	—	—		—
Earnings per share – basic and diluted	$(1.72)		$(0.05)		$0.49	$0.46	$0.44	$(1.79)		$0.69

Weighted-average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	74,319		72,584		71,833	71,500	71,412	73,452		71,389

Dividends declared per share of common stock	$0.80		$0.80		$0.77	$0.77	$0.77	$1.60		$1.51

(1)
Decrease in total revenues during 1Q16 is primarily related to a $2.4 million reduction in tenant recoveries due to lower operating expenses and a $3.6 million decrease in investment gains during 1Q16.

(2)	See page 56 of our Supplemental Information for additional information.

(3)	Increase in net income attributable to noncontrolling interest is due to the sales of partial interest in three Class A assets in December 2015 for $453.1 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	12

Consolidated Balance Sheets
June 30, 2016
(In thousands)

	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Assets
Investments in real estate	$7,774,608	$7,741,466	$7,629,922	$7,527,738	$7,321,820
Investments in unconsolidated real estate joint ventures	132,433	127,165	127,212	126,471	121,055
Cash and cash equivalents	256,000	146,197	125,098	76,383	68,617
Restricted cash	13,131	14,885	28,872	36,993	44,191
Tenant receivables	9,196	9,979	10,485	10,124	9,279
Deferred rent	303,379	293,144	280,570	267,954	257,427
Deferred leasing costs	191,619	192,418	192,081	184,798	169,466
Investments	360,050	316,163	353,465	330,570	360,614
Other assets	104,414	130,115	133,312	151,669	145,073
Total assets	$9,144,830	$8,971,532	$8,881,017	$8,712,700	$8,497,542

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$722,794	$816,578	$809,818	$767,874	$763,844
Unsecured senior notes payable	2,376,713	2,031,284	2,030,631	1,734,857	1,734,310
Unsecured senior line of credit	72,000	299,000	151,000	843,000	624,000
Unsecured senior bank term loans	945,030	944,637	944,243	943,857	943,463
Accounts payable, accrued expenses, and tenant security deposits	593,628	628,467	589,356	586,594	531,612
Dividends payable	67,188	64,275	62,005	61,340	61,194
Total liabilities	4,777,353	4,784,241	4,587,053	4,937,522	4,658,423

Commitments and contingencies

Redeemable noncontrolling interests	9,218	14,218	14,218	14,218	14,248

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	188,864	213,864	237,163	237,163	237,163
Series E cumulative redeemable preferred stock	130,000	130,000	130,000	130,000	130,000
Common stock	766	729	725	718	717
Additional paid-in capital	3,693,807	3,529,660	3,558,008	3,356,043	3,371,016
Accumulated other comprehensive income (loss)	8,272	(8,533)	49,191	35,238	83,980
Alexandria’s stockholders’ equity	4,021,709	3,865,720	3,975,087	3,759,162	3,822,876
Noncontrolling interests	336,550	307,353	304,659	1,798	1,995
Total equity	4,358,259	4,173,073	4,279,746	3,760,960	3,824,871
Total liabilities, noncontrolling interests, and equity	$9,144,830	$8,971,532	$8,881,017	$8,712,700	$8,497,542

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	13

Funds From Operations and Adjusted Funds From Operations
June 30, 2016
(In thousands)

The following table presents a reconciliation of net (loss) income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted.

	Three Months Ended						Six Months Ended
	6/30/16		3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Net (loss) income attributable to Alexandria’s common stockholders	$(127,648)		$(3,818)	$35,131	$32,659	$31,291	$(131,466)	$49,077
Depreciation and amortization	68,594		69,308	72,528	68,398	62,523	137,902	121,725
Impairment of real estate – rental properties	88,395		—	8,740	—	—	88,395	14,510
Gain on sales of real estate – rental properties	—		—	(12,426)	—	—	—	—
Allocation to unvested restricted stock awards	—		(80)	(522)	(698)	(381)	—	(547)
FFO attributable to Alexandria’s common stockholders – basic and diluted (1)	29,341		65,410	103,451	100,359	93,433	94,831	184,765
Investment income	(4,361)	(2)	—	(7,731)	(5,378)	—	(4,361)	—
Impairment of real estate – land parcels	67,162		28,980	—	—	—	96,142	—
Loss on early extinguishment of debt	—		—	—	—	189	—	189
Preferred stock redemption charge	9,473		3,046	—	—	—	12,519	—
Allocation to unvested restricted stock awards	(530)		(358)	85	67	(2)	(969)	(2)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	101,085		97,078	95,805	95,048	93,620	198,162	184,952
Non-revenue-enhancing capital expenditures:
Building improvements	(2,833)		(2,318)	(2,025)	(2,404)	(2,743)	(5,151)	(5,021)
Tenant improvements and leasing commissions	(9,041)		(2,475)	(4,436)	(5,499)	(6,429)	(11,516)	(12,204)
Straight-line rent revenue	(2,688)	(3)	(12,492)	(13,517)	(12,006)	(14,159)	(15,180)	(24,856)
Straight-line rent expense on ground leases	777		592	862	(1,245)	510	1,369	873
Amortization of acquired below-market leases	(966)		(974)	(997)	(3,182)	(1,006)	(1,940)	(1,939)
Amortization of loan fees	2,986		2,792	2,689	2,657	2,921	5,778	5,756
Amortization of debt premiums	(26)		(86)	(90)	(100)	(100)	(112)	(182)
Stock compensation expense	6,117		5,439	4,590	5,178	4,054	11,556	7,744
Allocation to unvested restricted stock awards	75		106	141	207	152	185	272
AFFO attributable to Alexandria’s common stockholders – diluted	$95,486		$87,662	$83,022	$78,654	$76,820	$183,151	$155,395

(1)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT Board of Governors”) in its April 2002 White Paper and related implementation guidance.

(2)	Represents investment gains of $4.4 million related to one investment recognized in 2Q16.

(3)
Decrease in 2Q16 due to the timing of a contractual lease payment of $9.6 million received from a tenant in our Route 128 submarket of Greater Boston. Straight-line rent revenue is expected to increase in 3Q16 to a quarterly run rate generally consistent with quarters prior to 2Q16.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	14

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
June 30, 2016
(In thousands, except per share amounts)

The following table presents a reconciliation of earnings per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the table below. Per share amounts may not add due to rounding.

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
EPS attributable to Alexandria’s common stockholders – basic and diluted	$(1.72)	$(0.05)	$0.49	$0.46	$0.44	$(1.79)	$0.69
Depreciation and amortization	0.92	0.95	1.00	0.95	0.87	1.88	1.70
Impairment of real estate – rental properties	1.19	—	0.12	—	—	1.20	0.20
Gain on sales of real estate – rental properties	—	—	(0.17)	—	—	—	—
FFO per share attributable to Alexandria’s common stockholders – basic and diluted	0.39	0.90	1.44	1.40	1.31	1.29	2.59
Investment income	(0.06)	—	(0.11)	(0.08)	—	(0.06)	—
Impairment of real estate – land parcels	0.90	0.40	—	—	—	1.30	—
Preferred stock redemption charge	0.13	0.04	—	—	—	0.17	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.36	1.34	1.33	1.33	1.31	2.70	2.59
Non-revenue-enhancing capital expenditures:
Building improvements	(0.04)	(0.03)	(0.03)	(0.03)	(0.04)	(0.07)	(0.07)
Tenant improvements and leasing commissions	(0.12)	(0.04)	(0.06)	(0.08)	(0.09)	(0.16)	(0.17)
Straight-line rent revenue	(0.04)	(0.17)	(0.19)	(0.17)	(0.20)	(0.21)	(0.35)
Straight-line rent expense on ground leases	0.01	0.01	0.01	(0.02)	0.01	0.02	0.01
Amortization of acquired below-market leases	(0.01)	(0.01)	(0.01)	(0.04)	(0.01)	(0.03)	(0.02)
Amortization of loan fees	0.04	0.04	0.04	0.04	0.04	0.08	0.08
Stock compensation expense	0.08	0.07	0.07	0.07	0.06	0.16	0.11
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.28	$1.21	$1.16	$1.10	$1.08	$2.49	$2.18

Weighted-average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – basic and diluted	74,319	72,584	71,833	71,500	71,412	73,452	71,389

See footnotes on prior page.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	15

SUPPLEMENTAL
INFORMATION

Company Profile
June 30, 2016

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is an urban office REIT uniquely focused on world-class collaborative science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $12.4 billion and an asset base in North America of 24.4 million square feet as of June 30, 2016. The asset base in North America includes 18.8 million RSF of operating properties and development and redevelopment projects (under construction or pre-construction) and 5.6 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for its high-quality and diverse tenant base, with approximately 53% of total annualized base rent as of June 30, 2016, generated from investment-grade tenants – a REIT industry-leading percentage. Among our top 20 tenants, approximately 82% of total annualized base rent as of June 30, 2016, was generated from investment-grade tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive/senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships with the real estate, science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive/senior management team, consisting of 24 individuals, averages more than 25 years of real estate experience, including more than 12 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President, Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President – Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President – General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President – Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	17

Investor Information
June 30, 2016

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	Series D preferred stock: ARE PRD	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE PRE	Web:	www.are.com

Equity research coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch	Green Street Advisors, Inc.	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co., Incorporated
Jamie Feldman / Jeffrey Spector	Michael Knott / Kevin Tyler	Karin Ford	David Rodgers / Richard Schiller
(646) 855-5808 / (646) 855-1363	(949) 640-8780 / (949) 640-8780	(212) 405-7349	(216) 737-7341 / (312) 609-5485

Barclays Capital Inc.	JMP Securities – JMP Group, Inc.	Mizuho Securities USA Inc.	Standard & Poor’s
Ross Smotrich / Peter Siciliano	Peter Martin / Brian Riley	Richard Anderson / Jieren Huang	Kenneth Leon
(212) 526-2306 / (212) 526-3098	(415) 835-8904 / (415) 835-8908	(212) 205-8445 / (201) 626-1085	(212) 438-4638

Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets	UBS Securities LLC
Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Gene Nusinzon	Michael Carroll / George Clark	Nick Yulico / Frank Lee
(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1041	(440) 715-2649 / (440) 715-2653	(212) 713-3402 / (415) 352-5679

Evercore ISI
Sheila McGrath / Nathan Crossett
(212) 497-0882 / (212) 497-0870

Rating agencies
Moody’s Investors Service	Rating	S&P Global Ratings	Rating
Philip Kibel / Merrie Frankel	Baa2	Fernanda Hernandez / Anita Ogbara	BBB-
(212) 553-4569 / (212) 553-3652	Stable Outlook	(212) 438-1347 / (212) 438-5077	Positive Outlook

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	18

High-Quality, Diversified, and Innovative Tenants
June 30, 2016

Cash Flows from High-Quality, Diversified, and Innovative Tenants

Top 20 Tenants	All Tenants
Investment-Grade Tenants	Investment-Grade Tenants
82%	53%
of ABR	of ABR

Solid Lease Duration	High-Quality Tenant Base
8.4

Public
Biotechnology
26%
Multinational
Pharmaceutical
21%
Life Science Product,
Service, and Device
22%
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
20%
8%
Private Biotechnology
3%
Office and Tech Office (1)

Years

(1)	Office and tech office space compose 2.5% and 0.6% of total ABR, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	19

Class A Assets in AAA Locations
June 30, 2016

High-Quality Cash Flows from Class A Assets in AAA Locations

Key Locations

New York City
9%
San Francisco
19%
San Diego
16%
5%
Seattle
8%
Maryland
36%
Greater Boston
4%
Research Triangle Park
3%
Other Submarkets

Class A Assets in AAA Locations

75%
of ARE’s Total ABR

% of ARE’s Total ABR

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	20

Occupancy
June 30, 2016

Solid Demand for Class A Assets in AAA Locations
Drives Solid Occupancy

Occupancy of Operating Properties Across Key Locations as of June 30, 2016

97.0%
97.9%
100.0%
94.6%
93.8%
99.1%
96.4%
98.3%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

Solid Historical Occupancy (1)

95%
Over 10 Years

(1) Average occupancy of operating properties in North America as of December 31 for the last 10 years, and as of June 30, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	21

Financial and Asset Base Highlights
June 30, 2016
(Dollars in thousands, except per share amounts)

	Three Months Ended (Unless Stated Otherwise)
	6/30/16		3/31/16		12/31/15	9/30/15	6/30/15
Selected financial data from consolidated financial statements and related information
Total revenues	$226,076		$216,089	(1)	$223,955	$218,610	$204,156
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%		0.7%		0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	6.9%		7.0%		7.1%	7.2%	7.2%
Operating margins	70%		70%		69%	69%	70%
Capitalized interest	$13,788		$12,099	(2)	$8,696	$8,436	$8,437
Weighted-average interest rate for capitalization of interest during period	3.70%		3.60%		3.37%	3.34%	3.45%

Gross investments in real estate	$9,200,568		$9,118,058		$8,945,261	$8,787,478	$8,526,845
Investments in unconsolidated real estate joint ventures	$132,433		$127,165		$127,212	$126,471	$121,055
Total assets	$9,144,830		$8,971,532		$8,881,017	$8,712,700	$8,497,542
Gross assets	$10,570,790		$10,348,124		$10,196,356	$9,972,440	$9,702,567
Total unsecured debt	$3,393,743		$3,274,921		$3,125,874	$3,521,714	$3,301,773
Total debt	$4,116,537		$4,091,499		$3,935,692	$4,289,588	$4,065,617
Total liabilities	$4,777,353		$4,784,241		$4,587,053	$4,937,522	$4,658,423

Closing stock price at end of period	$103.52		$90.89		$90.36	$84.67	$87.46
Dividend per share – quarter/annualized	$0.80/$3.20		$0.80/$3.20		$0.77/$3.08	$0.77/$3.08	$0.77/$3.08
Dividend payout ratio for the quarter	61%		60%		58%	58%	59%
Dividend yield – annualized	3.1%		3.5%		3.4%	3.6%	3.5%
Total equity capitalization	$8,326,096		$7,008,376		$6,949,924	$6,446,634	$6,640,810
Total market capitalization	$12,442,633		$11,099,875		$10,885,616	$10,736,222	$10,706,427
Common shares outstanding (in thousands)	76,615		72,874		72,549	71,791	71,689

Net (loss) income attributable to Alexandria’s common stockholders	$(127,648)	(3)	$(3,818)	(3)	$35,131	$32,659	$31,291
FFO attributable to Alexandria’s common stockholders – basic and diluted	$29,341	(3)	$65,410	(3)	$103,451	$100,359	$93,433
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$101,085		$97,078		$95,805	$95,048	$93,620
AFFO attributable to Alexandria’s common stockholders – diluted	$95,486		$87,662		$83,022	$78,654	$76,820

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$(1.72)	(3)	$(0.05)	(3)	$0.49	$0.46	$0.44
FFO per share attributable to Alexandria’s common stockholders – diluted	$0.39	(3)	$0.90	(3)	$1.44	$1.40	$1.31
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.36		$1.34		$1.33	$1.33	$1.31
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.28		$1.21		$1.16	$1.10	$1.08
(1)    The decrease in total revenues from 4Q15 is primarily related to a $2.4 million reduction in tenant recoveries due to lower operating expenses and a $3.6 million decrease in investment gains during 1Q16.
(2)    The increase in capitalized interest compared to 4Q15 is primarily driven by development activities on our 3.5 million RSF highly leased value-creation pipeline, as well as an increase in the weighted-average interest rate for capitalization.
(3)    See “Key items impacting net (loss) income and EPS attributable to Alexandria’s common stockholders” on page 1 and page 56 of our Supplemental Information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	22

Financial and Asset Base Highlights (continued)
June 30, 2016
(Dollars in thousands, except ABR per occupied RSF amounts)

	Three Months Ended (Unless Stated Otherwise)
	6/30/16	3/31/16		12/31/15	9/30/15	6/30/15
Operating statistics and related information (as of the end of period)
Number of properties	197	198		199	198	194
RSF (including development and redevelopment projects under construction) – North America	18,819,315	18,903,424		18,874,070	18,744,025	17,618,209
Total square feet – North America	24,400,303	24,509,859		24,419,610	23,851,586	23,452,253
Total operating RSF – Asia	1,200,683	1,200,683		1,199,714	1,199,714	1,199,714
ABR per occupied RSF – North America	$42.06	$41.67		$41.17	$41.03	$40.20
Occupancy of operating properties – North America	97.0%	97.3%		97.2%	96.2%	95.9%
Occupancy of operating and redevelopment properties – North America	93.9%	93.8%		93.7%	93.0%	95.9%

Total leasing activity – RSF	816,512	388,872		1,012,238	1,021,756	1,915,379
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	27.1%	33.6%		19.8%	17.5%	14.5%
Rental rate increases (cash basis)	9.3%	16.9%		7.3%	8.8%	7.0%
RSF (1)	647,268	218,342		480,963	456,602	783,042

Certain non-GAAP and credit metric information
Same property – percentage change over comparable quarter from prior year:
NOI increase	4.9%	5.3%		1.3%	1.1%	0.5%
NOI increase (cash basis)	6.4%	6.2%		2.0%	4.8%	4.7%

Adjusted EBITDA margins	66%	65%		65%	65%	65%
Adjusted EBITDA – quarter annualized	$581,176	$545,196	(2)	$586,120	$570,352	$532,904
Adjusted EBITDA – trailing 12 months	$570,711	$558,643		$549,116	$525,944	$501,827
Net debt (excluding unamortized deferred financing costs)	$3,933,301	$4,014,077		$3,857,727	$4,241,840	$4,023,048

Net debt to Adjusted EBITDA – quarter annualized	6.8x	7.4x		6.6x	7.4x	7.5x
Net debt to Adjusted EBITDA – trailing 12 months	6.9x	7.2x		7.0x	8.1x	8.0x
Fixed-charge coverage ratio – quarter annualized	3.5x	3.3x		3.6x	3.5x	3.4x
Fixed-charge coverage ratio – trailing 12 months	3.5x	3.4x		3.4x	3.4x	3.3x
Unencumbered NOI as a percentage of total NOI	86%	81%		81%	79%	78%

(1)    Included in total leasing activity immediately above.
(2)    Decrease from 4Q15 was primarily driven by the sales of partial interest in three core Class A assets to TIAA in December 2015 for an aggregate sales price of $453.1 million and a cash capitalization rate of 4.6%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	23

Key Operating Metrics
June 30, 2016

Favorable Lease Structure		Same Property NOI Increase

4.5%
1.3%
5.2%
5.5%
4.7%
6.1%
2014
2015
2Q16 YTD
2014
2015
2Q16 YTD
Cash Basis

Percentage of triple net leases	96%
Stable cash flows
Percentage of leases containing annual rent escalations	95%
Increasing cash flows
Percentage of leases providing for the recapture of capital expenditures	94%
Lower capex burden

Margins (1)		Rental Rate Increases: Renewed/Re-Leased Space

28.6%
19.6%
13.3%
11.0%
9.9%
5.4%
2014
2015
2Q16 YTD
2014
2015
2Q16 YTD
Cash Basis

Adjusted EBITDA	Operating
66%	70%

(1)	Represents the three months ended June 30, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	24

Same Property Performance
June 30, 2016

Same Property Financial Data	2Q16	YTD 2Q16	Same Property Statistical Data	2Q16	YTD 2Q16
Percentage change over comparable period from prior year:			Number of same properties	163	161
NOI increase	4.9%	5.2%	Rentable square feet	14,255,425	13,641,651
NOI increase (cash basis)	6.4%	6.1%	Occupancy – current-period average	97.2%	96.9%
Operating margin	71%	70%	Occupancy – same-period prior-year average	96.3%	96.5%

The tables below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and development and redevelopment projects recently placed into service to the extent that those assets were operating for the entirety of the comparable same property periods presented. Development and redevelopment projects recently placed into service are included in same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2014 are included in 2016 versus 2015 same property performance (as a percentage change over 2015). The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped, and (ii) same property performance for the operating portfolio including those redevelopment projects that were either under construction or recently placed into service. Same property performance including redevelopment properties generally would have been higher than our method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to office/laboratory space (with higher NOI) through redevelopment. We believe our method of reporting same property performance is a more useful presentation because it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

NOI Included in All Comparative Periods
	Operating Properties	Recently Placed into Service		Properties under Construction
Same Property		Developments	Redevelopments	Development	Redevelopment
As reported	Yes	Yes	Yes	No	No

Operating portfolio	Yes	No	No	No	No

Including redevelopments	Yes	No	Yes	No	Yes

Percentage Change in Same Property NOI over Preceding Period
Same Property	2013	2014	2015	YTD 2Q16
As reported	1.8%	4.5%	1.3%	5.2%

Operating portfolio	1.7%	4.8%	1.1%	5.3%

Including redevelopments	8.4%	6.9%	3.1%	4.7%

Percentage Change in Same Property NOI over Preceding Period (Cash Basis)
Same Property	2013	2014	2015	YTD 2Q16
As reported	5.4%	5.5%	4.7%	6.1%

Operating portfolio	4.4%	3.3%	4.2%	5.7%

Including redevelopments	9.6%	8.1%	5.8%	10.3%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	25

Same Property Performance (continued)
June 30, 2016
(Dollars in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change

Same properties	$140,949	$135,915	$5,034	3.7%	$252,931	$244,084	$8,847	3.6%
Non-same properties	20,689	15,890	4,799	30.2	66,983	51,329	15,654	30.5
Total rental	161,638	151,805	9,833	6.5	319,914	295,413	24,501	8.3

Same properties	46,696	43,927	2,769	6.3	86,116	82,305	3,811	4.6
Non-same properties	7,411	5,667	1,744	30.8	20,588	15,683	4,905	31.3
Total tenant recoveries	54,107	49,594	4,513	9.1	106,704	97,988	8,716	8.9

Same properties	53	11	42	381.8	114	18	96	533.3
Non-same properties	10,278	2,746	7,532	274.3	15,433	7,490	7,943	106.0
Total other income	10,331	2,757	7,574	274.7	15,547	7,508	8,039	107.1

Same properties	187,698	179,853	7,845	4.4	339,161	326,407	12,754	3.9
Non-same properties	38,378	24,303	14,075	57.9	103,004	74,502	28,502	38.3
Total revenues	226,076	204,156	21,920	10.7	442,165	400,909	41,256	10.3

Same properties	54,319	52,670	1,649	3.1	100,288	99,333	955	1.0
Non-same properties	13,006	9,580	3,426	35.8	32,874	24,140	8,734	36.2
Total rental operations	67,325	62,250	5,075	8.2	133,162	123,473	9,689	7.8

Same properties	133,379	127,183	6,196	4.9	238,873	227,074	11,799	5.2
Non-same properties	25,372	14,723	10,649	72.3	70,130	50,362	19,768	39.3
Consolidated net operating income	158,751	141,906	16,845	11.9	309,003	277,436	31,567	11.4

Same properties	—	—	—	—	—	—	—	—
Non-same properties	(6,061)	—	(6,061)	100.0	(12,116)	—	(12,116)	100.0
Less: NOI of consolidated real estate JVs attributable to NCI	(6,061)	—	(6,061)	100.0	(12,116)	—	(12,116)	100.0

Same properties	—	—	—	—	—	—	—	—
Non-same properties	1,214	931	283	30.4	2,282	1,791	491	27.4
Our share of NOI from unconsolidated real estate JVs	1,214	931	283	30.4	2,282	1,791	491	27.4

Same properties	133,379	127,183	6,196	4.9	238,873	227,074	11,799	5.2
Non-same properties	20,525	15,654	4,871	31.1	60,296	52,153	8,143	15.6
Our share of total net operating income	$153,904	$142,837	$11,067	7.7%	$299,169	$279,227	$19,942	7.1%

Our share of NOI – same properties	$133,379	$127,183	$6,196	4.9%	$238,873	$227,074	$11,799	5.2%
Our share of straight-line rent revenue and amortization of acquired below-market leases	(10,341)	(11,500)	1,159	(10.1)	(8,477)	(9,839)	1,362	(13.8)
Our share of NOI – same properties (cash basis)	$123,038	$115,683	$7,355	6.4%	$230,396	$217,235	$13,161	6.1%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	26

Leasing Activity
June 30, 2016

	Three Months Ended		Six Months Ended			Year Ended
	June 30, 2016		June 30, 2016			December 31, 2015
(Dollars are per RSF)	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	27.1%	9.3%	28.6%		11.0%	19.6%	9.9%
New rates	$47.57	$45.22	$46.79		$44.42	$35.70	$35.97
Expiring rates	$37.43	$41.37	$36.38		$40.01	$29.84	$32.73
Rentable square footage	647,268		865,610			2,209,893
Number of leases	33		57			146
Tenant improvements/leasing commissions	$13.79		$13.30			$10.02
Average lease terms	5.0 years		4.7 years			4.7 years

Developed/redeveloped/previously vacant space leased
New rates	$47.69	$45.04	$47.99		$45.37	$55.24	$50.65
Rentable square footage	169,244		339,774			2,762,149
Number of leases	14		30			72
Tenant improvements/leasing commissions	$24.08		$23.56			$19.63
Average lease terms	10.0 years		8.8 years			11.9 years

Leasing activity summary (totals):
New rates	$47.60	$45.18	$47.13		$44.69	$46.55	$44.13
Rentable square footage	816,512		1,205,384	(2)		4,972,042
Number of leases	47		87			218
Tenant improvements/leasing commissions	$15.93		$16.20			$15.36
Average lease terms	6.0 years		5.9 years			8.7 years

Lease expirations: (1)
Expiring rates	$35.76	$39.34	$34.23		$37.36	$28.32	$30.80
Rentable square footage	729,893		1,094,459			2,801,883
Number of leases	48		76			197

Leasing activity includes 100% of results for properties managed by us.

(1)	Excludes 18 month-to-month leases for 38,467 RSF and 16 month-to-month leases for 30,810 RSF as of June 30, 2016, and December 31, 2015, respectively.

(2)	During the six months ended June 30, 2016, we granted tenant concessions/free rent averaging 1.7 months with respect to the 1,205,384 RSF leased.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	27

Contractual Lease Expirations
June 30, 2016

Year	Number of Leases		RSF		Percentage of Occupied RSF	ABR (per RSF)
2016	40	(1)	579,190	(1)	3.6%	$38.19
2017	75		1,080,739		6.7%	$27.77
2018	95		2,000,107		12.4%	$40.66
2019	81		1,461,455		9.0%	$37.56
2020	68		1,567,688		9.7%	$36.79
2021	63		1,531,662		9.5%	$38.90
2022	39		1,181,248		7.3%	$36.37
2023	28		1,392,899		8.6%	$36.79
2024	19		1,008,861		6.2%	$46.20
2025	17		564,956		3.5%	$34.40
Thereafter	39		3,747,844		23.2%	$46.20

	2016 Contractual Lease Expirations						ABR of Expiring Leases (per RSF)	2017 Contractual Lease Expirations						ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total
Market
Greater Boston	40,648	5,042	—	17,990		63,680	$46.35	—	14,327	—	272,946	(3)	287,273	$37.81
San Francisco	38,080	—	—	6,170		44,250	25.55	2,027	—	—	70,710		72,737	32.78
New York City	—	—	—	11,319		11,319	N/A	—	—	—	5,943		5,943	N/A
San Diego	48,591	—	—	204,850	(2)	253,441	40.31	—	36,172	—	197,675	(4)	233,847	30.25
Seattle	8,740	20,422	—	—		29,162	39.26	20,133	9,960	—	25,262		55,355	45.10
Maryland	16,005	53,554	—	33,055		102,614	28.38	—	—	—	95,555		95,555	19.11
Research Triangle Park	—	20,613	—	12,813		33,426	24.14	19,753	51,328	—	92,081		163,162	13.61
Non-cluster markets	—	—	—	—		—	—	—	35,155	—	7,890		43,045	20.33
Asia	—	35,335	—	5,963		41,298	14.00	39,676	56,800	—	27,346		123,822	14.82
Total	152,064	134,966	—	292,160		579,190	$38.19	81,589	203,742	—	795,408		1,080,739	$27.77
Percentage of expiring leases	26%	23%	—%	51%		100%		8%	19%	—%	73%		100%

Lease expirations include 100% of the RSF for properties managed by us.

(1)Excludes 18 month-to-month leases for 38,467 RSF.

(2)
Includes 125,409 RSF leased to Eli Lilly and Company at 10300 Campus Point Drive with a contractual expiration in 4Q16. This tenant will relocate and expand into 304,326 RSF at our recently acquired redevelopment project at 10290 Campus Point Drive.

(3)    Includes 209,874 RSF located in our Cambridge submarket. Additionally, the largest contractual lease expiration is approximately 47,000 RSF.
(4)    Includes lease for 109,780 RSF with ABR per RSF of $22.72. We are in early negotiations for a long-term renewal.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	28

Top 20 Tenants
June 30, 2016
(Dollars in thousands)

Top 20 Tenants: 82% of ABR from Investment-Grade Tenants

		Remaining Lease Term in Years (1)		Aggregate RSF					Investment-Grade Ratings
	Tenant					ABR		Percentage of Aggregate ABR	Fitch	Moody’s	S&P
1	Illumina, Inc.	14.0		891,495		$31,301		4.8%	—	—	BBB
2	ARIAD Pharmaceuticals, Inc. / IBM Watson Health (2)	13.8		386,111		30,051		4.6	—	—	—
3	Novartis AG	1.6	(3)	564,873	(3)	29,308	(3)	4.5	AA	Aa3	AA-
4	New York University	14.0		209,224		20,354		3.1	—	Aa3	AA-
5	Eli Lilly and Company	6.8		287,924		19,445		3.0	A	A2	AA-
6	Dana-Farber Cancer Institute, Inc.	14.0		254,130		19,191		3.0	—	A1	—
7	Amgen Inc.	7.7		473,369		17,753		2.7	BBB	Baa1	A
8	Roche	4.2		343,861		16,517		2.5	AA	A1	AA
9	Celgene Corporation	6.8		350,797		15,076		2.3	—	Baa2	BBB+
10	United States Government	8.9		263,147		14,822		2.3	AAA	Aaa	AA+
11	FibroGen, Inc.	7.4		234,249		14,198		2.2	—	—	—
12	Biogen Inc.	12.3		305,212		13,278		2.0	—	Baa1	A-
13	Massachusetts Institute of Technology	4.1		233,620		12,409		1.9	—	Aaa	AAA
14	GlaxoSmithKline plc	3.1		296,604		11,200		1.7	A	A2	A+
15	Bristol-Myers Squibb Company	2.7		251,316		10,743		1.7	A-	A2	A+
16	The Regents of the University of California	7.2		233,527		10,677		1.6	AA	Aa2	AA
17	Sanofi	5.1		179,697		8,042		1.2	AA-	A1	AA
18	Alnylam Pharmaceuticals, Inc.	5.3		129,424		7,314		1.1	—	—	—
19	Sumitomo Dainippon Pharma Co., Ltd.	6.8		106,232		6,533		1.0	—	—	—
20	Pfizer Inc.	3.4		128,348		6,415		1.0	A+	A1	AA
	Total/weighted average	8.4		6,123,160		$314,627		48.2%

ABR and RSF amounts include 100% of the properties managed by us.

(1)	Based on percentage of aggregate ABR in effect as of June 30, 2016.

(2)
IBM Watson Health, a digital health venture of IBM, currently subleases 163,186 RSF at 75 Binney Street with an initial lease term of 10 years. IBM holds investment-grade ratings of A+ (Fitch), Aa3 (Moody’s), and AA- (S&P).

(3)	As of June 30, 2016, Novartis AG’s number of leases, RSF, and ABR consisted of the following:

	Number of leases	RSF	ABR
Cambridge, MA	9	425,020	$26,266
San Diego, CA	1	46,033	1,434
India	3	93,820	1,608
	13	564,873	$29,308

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	29

Summary of Properties and Occupancy
June 30, 2016
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF					Number of Properties	ABR
Market	Operating	Development	Redevelopment	Total	% Total		Total	% of Total	Per RSF
Greater Boston	4,513,580	1,062,352	59,783	5,635,715	28%	42	$232,939	36%	$52.70
San Francisco	2,786,476	872,980	—	3,659,456	18	29	126,199	19	45.29
New York City	727,674	—	—	727,674	4	2	59,217	9	85.99
San Diego	3,189,754	295,278	466,482	3,951,514	20	50	100,640	16	33.64
Seattle	746,260	287,806	—	1,034,066	5	11	33,530	5	45.33
Maryland	2,085,196	—	—	2,085,196	10	28	50,633	8	25.19
Research Triangle Park	1,043,348	—	—	1,043,348	5	15	23,367	4	22.79
Canada	322,967	—	—	322,967	2	4	7,386	1	23.02
Non-cluster markets	268,689	—	—	268,689	1	6	6,237	1	26.31
Properties held for sale in North America	90,690	—	—	90,690	1	2	1,479	—	N/A
North America	15,774,634	2,518,416	526,265	18,819,315	94	189	641,627	99	42.06
Properties held for sale in Asia	1,200,683	—	—	1,200,683	6	8	7,550	1	8.94
Total	16,975,317	2,518,416	526,265	20,019,998	100%	197	$649,177	100%	$40.18

RSF, number of properties, and ABR amounts include 100% of the properties managed by us.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	6/30/16		3/31/16	6/30/15	6/30/16	3/31/16	6/30/15
Greater Boston	97.9%		97.6%	96.5%	96.6%	96.3%	96.5%
San Francisco	100.0		100.0	100.0	100.0	100.0	100.0
New York City	94.6	(1)	99.7	99.6	94.6	99.7	99.6
San Diego	93.8		94.5	94.5	81.8	80.1	94.5
Seattle	99.1		99.2	96.0	99.1	99.2	96.0
Maryland	96.4		95.9	93.6	96.4	95.9	93.6
Research Triangle Park	98.3		98.6	91.0	98.3	98.6	91.0
Subtotal	97.2		97.5	96.0	93.9	93.8	96.0
Canada	99.3		99.3	99.3	99.3	99.3	99.3
Non-cluster markets	88.2		88.1	68.0	88.2	88.1	68.0
North America	97.0%		97.3%	95.9%	93.9%	93.8%	95.9%

Occupancy includes 100% of properties managed by us.

(1)	The decrease in occupancy from 1Q16 is due to an additional 62,595 RSF at 430 East 29th Street placed into service during 2Q16, which included 34,017 RSF of vacant space.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	30

Property Listing
June 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50/60, 75/125, and 100 Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	1,056,522	961,960	59,783	2,078,265	9	$63,050	99.8%	94.5%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	73,613	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	9,214	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,687	100.0	100.0
780/790 Memorial Drive	99,658	—	—	99,658	2	6,721	100.0	100.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,788	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	3,182,649	961,960	59,783	4,204,392	25	182,971	99.9	98.1
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	313,407	100,392	—	413,799	1	23,403	100.0	100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	9,167	93.3	93.3
3, 6, and 8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35, 45, and 47 Wiggins Avenue, and 60 Westview Street
19 Presidential Way	144,892	—	—	144,892	1	2,437	52.6	52.6
225 Second Avenue	112,500	—	—	112,500	1	6,121	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	3,064	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	926	100.0	100.0
Route 128	709,874	—	—	709,874	12	21,715	87.1	87.1
Route 495
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	4,850	100.0	100.0
Greater Boston	4,513,580	1,062,352	59,783	5,635,715	42	$232,939	97.9%	96.6%

RSF, ABR, and occupancy include 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	31

Property Listing (continued)
June 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR			Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Francisco
Mission Bay/SoMa
409/499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,227	100.0%		100.0%
1455/1515 Third Street (unconsolidated joint venture – 51% ownership)	—	422,980	—	422,980	2	—	—		—
510 Townsend Street	—	300,000	—	300,000	1	—	—		—
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	10,378	100.0		100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,752	100.0		100.0
1700 Owens Street	157,340	—	—	157,340	1	10,344	100.0		100.0
505 Brannan Street (consolidated joint venture – 99.4% ownership)	—	150,000	—	150,000	1	—	—		—
Mission Bay/SoMa	981,074	872,980	—	1,854,054	9	56,701	100.0		100.0
South San Francisco
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	17,851	100.0		100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	—	407,369	3	16,838	100.0		100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	6,028	100.0		100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0		100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,582	100.0		100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,006	100.0		100.0
849/863 Mitten Road and 866 Malcolm Road	103,857	—	—	103,857	1	3,005	100.0		100.0
South San Francisco	1,522,476	—	—	1,522,476	16	57,850	100.0		100.0
Palo Alto/Stanford Research Park
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0		100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0		100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0		100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,587	100.0		100.0
Palo Alto/Stanford Research Park	282,926	—	—	282,926	4	11,648	100.0		100.0
San Francisco	2,786,476	872,980	—	3,659,456	29	$126,199	100.0%		100.0%

New York City
Manhattan
Alexandria Center® for Life Science	727,674	—	—	727,674	2	59,217	94.6	(1)	94.6
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$59,217	94.6%		94.6%

RSF, ABR, and occupancy include 100% of properties managed by us. (1) Occupancy for 430 and 450 East 29th Street is 99.5% and 91.0%, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	32

Property Listing (continued)
June 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Diego
Torrey Pines
ARE Spectrum	102,938	233,523	—	336,461	3	$4,599	100.0%	100.0%
3215 Merryfield Row and 3013/3033 Science Park Road
ARE Nautilus	227,945	—	—	227,945	4	6,253	71.9	71.9
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	231,526	—	—	231,526	3	8,845	100.0	100.0
10931, 10933, and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,799	100.0	100.0
Torrey Pines	751,471	233,523	—	984,994	12	27,323	91.5	91.5
University Town Center
5200 Illumina Way	792,687	—	—	792,687	6	25,371	100.0	100.0
Alexandria Center® for Life Science at Campus Pointe (consolidated joint venture) (1)	449,759	—	304,326	754,085	2	18,036	100.0	59.6
10290 and 10300 Campus Point Drive
ARE Towne Centre	140,398	—	162,156	302,554	4	1,913	76.4	35.4
9363, 9373, 9393, and 9625 Towne Centre Drive
ARE Esplanade	180,208	61,755	—	241,963	4	6,978	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,634,562	61,755	466,482	2,162,799	17	55,072	98.0	76.2
Sorrento Mesa
5810/5820 and 6138/6146/6150 Nancy Ridge Drive	160,910	—	—	160,910	3	4,027	100.0	100.0
ARE Portola	105,812	—	—	105,812	3	1,631	43.1	43.1
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road (2)	102,392	—	—	102,392	2	1,987	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	993	100.0	100.0
Sorrento Mesa	469,175	—	—	469,175	10	11,069	87.2	87.2
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	121,655	—	—	121,655	6	2,798	88.5	88.5
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	1,883	74.6	74.6
Sorrento Valley	224,766	—	—	224,766	10	4,681	82.1	82.1
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	3,189,754	295,278	466,482	3,951,514	50	$100,640	93.8%	81.8%
RSF, ABR, and occupancy include 100% of properties managed by us.

(1)    See page 3 of our Supplemental Information for information related to our sale of a partial interest in 10290 Campus Point Drive in June 2016.
(2)    During 2Q16, we leased the property on an as-is basis to an existing tenant pursuant to a seven-year lease.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	33

Property Listing (continued)
June 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Seattle
Lake Union
400 Dexter Avenue North	—	287,806	—	287,806	1	$—	—%	—%
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,191	96.7	96.7
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,506	99.1	99.1
199 East Blaine Street	115,084	—	—	115,084	1	6,183	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,744	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,133	100.0	100.0
Lake Union	663,339	287,806	—	951,145	8	30,505	99.0	99.0
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,186	100.0	100.0
Elliott Bay	82,921	—	—	82,921	3	3,025	100.0	100.0
Seattle	746,260	287,806	—	1,034,066	11	$33,530	99.1%	99.1%

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	12,449	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,162	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920/15010 Broschart Road	86,703	—	—	86,703	2	2,055	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,104	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,390	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,465	93.8	93.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	7,862	95.7	95.7
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,058	99.0	99.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,374	97.6	97.6
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	17,567	97.3	97.3
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,463	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,085,196	—	—	2,085,196	28	$50,633	96.4%	96.4%
RSF, ABR, and occupancy include 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	34

Property Listing (continued)
June 30, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,527	97.8%	97.8%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,270	98.3	98.3
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	82,618	—	—	82,618	1	1,488	86.2	86.2
601 Keystone Park Drive	77,395	—	—	77,395	1	1,199	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,051	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,348	—	—	1,043,348	15	$23,367	98.3%	98.3%

Canada	322,967	—	—	322,967	4	7,386	99.3	99.3

Non-cluster markets	268,689	—	—	268,689	6	6,237	88.2	88.2

	15,683,944	2,518,416	526,265	18,728,625	187	640,148	97.0%	93.9%

Properties held for sale in North America
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,479	100.0	100.0

North America	15,774,634	2,518,416	526,265	18,819,315	189	641,627

Asia - properties held for sale
China	634,328	—	—	634,328	2	1,979	73.9	73.9
India	566,355	—	—	566,355	6	5,571	66.3	66.3
Properties held for sale in Asia (1)	1,200,683	—	—	1,200,683	8	7,550	70.3%	70.3%

Total	16,975,317	2,518,416	526,265	20,019,998	197	$649,177
RSF, ABR, and occupancy include 100% of properties managed by us. (1) See page 56 for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	35

Incremental Annual NOI from Development and Redevelopment Projects
June 30, 2016

(1)
Represents incremental annual NOI upon stabilization of our development and redevelopment projects, including only our share of real estate joint venture projects. RSF and percentage leased represents 100% of each property.

(2)
Incremental annual NOI for 2016 of $65 million to $70 million (including $14 million of incremental NOI for 1H16) decreased from a range of $75 million to $80 million previously disclosed primarily due to the sale in June 2016 of a 45% partial interest in 10290 Campus Point Drive.

(3)
Incremental annual NOI for 2017-2018 of $130 million to $140 million increased from a range of $120 million to $130 million previously disclosed due to adding the development of a new parking structure, 100% leased to Illumina, Inc., located at 5200 Illumina Way in our University Town Center submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	36

Disciplined Allocation of Capital and Management of Value-Creation Pipeline
June 30, 2016

2016 Disciplined Allocation of Capital (1)		North America Value-Creation Pipeline

		In-Process Value-Creation (2)	Future Value-Creation
		3.5M	5.6M
		RSF	RSF

Pre-Leased Percentage (3) of Ground-Up Developments since January 1, 2009		Ground-Up Developments Commenced & Delivered since January 1, 2009

Single-Tenant 100% Pre-Leased 2.6M RSF	Multi-Tenant 38% Pre-Leased 2.5M RSF	Average Initial Stabilized Yield 8.0%	Average Initial Stabilized Yield (Cash Basis) 7.6%

(1)
Represents projected construction and acquisitions for the year ending December 31, 2016, including the acquisition of One Kendall Square, which we expect to close within the next several months. Refer to pages 5 - 7 of our Earnings Press Release for additional details.

(2)	Includes 0.4 million RSF of value-creation projects recently completed and placed into service in 1H16.

(3)	Represents average pre-leased percentage at the commencement of vertical above ground construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	37

Sustainability
June 30, 2016

Focus on Sustainability, Operating Efficiency, and Health & Wellness

As a Platinum Member of the U.S. Green Building Council, Alexandria is a recognized industry partner that pursues and promotes resource efficient and healthy business practices that enhance performance for its innovative tenants.

SUSTAINABILITY[(1)]

51 LEED® CERTIFIED PROJECTS

9 MILLION RSF

57 % OF ARE'S TOTAL ABR

8	27	16
PLATINUM	GOLD	SILVER

LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED

OPERATING EFFICIENCY

ALEXANDRIA REAL ESTATE EQUITIES, INC.
2015
Energy
SHOWCASE
CHAMPION

San Diego Gas and Electric (SDG&E) **2015 ENERGY SHOWCASE CHAMPION.** Annual Energy Savings: 447,522 kWh.

LIGHTING RETROFITS IN SAN FRANCISCO maximize efficiency and save on site costs. New LED lamps along with "Smart" light technology provide annual cost savings of $124K and are expected to generate $618K of savings over the next five years.

HEALTH & WELLNESS

riverpark
FARM

ORGANIC GARDENS supply produce to many of our on-site restaurants

CUTTING-EDGE FITNESS CENTERS with personal trainers and an array of classes

(1)    Upon completion of 20 in-process LEED certification projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	38

Investments in Real Estate
June 30, 2016
(Dollars in thousands, except per SF amounts)

		Investments in Real Estate					Square Feet
		Consolidated	Noncontrolling Share of Consolidated Real Estate Joint Ventures	ARE Share of Unconsolidated Real Estate Joint Ventures	Total ARE Share			Unconsolidated Real Estate Joint Ventures at 100%
	Page				Amount	%	Consolidated		Total	Per SF (1)

Rental properties – North America	30	$7,764,847	$(322,377)	$83,712	$7,526,182	84%	15,461,227	313,407	15,774,634	$509

Development and redevelopment projects:
Projects to be delivered by 4Q16	41	572,570	(48,577)	23,360	547,353	6	956,341	100,392	1,056,733	617
Projects to be delivered in 2017 and 2018	43	552,894	(217)	70,526	623,203	7	1,564,968	422,980	1,987,948	345
Development and redevelopment projects		1,125,464	(48,794)	93,886	1,170,556	13	2,521,309	523,372	3,044,681	439

Rental properties and development/redevelopment projects		8,890,311	(371,171)	177,598	8,696,738		17,982,536	836,779	18,819,315	498

Future value-creation projects – North America	45	233,696	(9,322)	—	224,374	3	5,580,988	—	5,580,988	42

Value-creation pipeline – North America		1,359,160	(58,116)	93,886	1,394,930	16	8,102,297	523,372	8,625,669	182

Gross investments in real estate – North America		9,124,007	(380,493)	177,598	8,921,112	100%	23,563,524	836,779	24,400,303	$394

Assets held for sale in Asia:
Rental properties		73,855	(672)	—	73,183		1,200,683	—	1,200,683	$62
Land parcels		2,706	—	—	2,706
Gross investments in real estate – Asia		76,561	(672)	—	75,889

Gross investments in real estate		9,200,568	(381,165)	177,598	$8,997,001
Less: accumulated depreciation – North America		(1,407,819)	25,033	(3,121)
Less: accumulated depreciation – Asia		(18,141)	127	—
Investments in real estate		$7,774,608	$(356,005)	$174,477

(1)
The per square foot amounts represent total investment in real estate, including our partners’ share of consolidated and unconsolidated real estate joint ventures, divided by 100% of the rentable or developable square feet of the respective properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	39

Development Projects Placed into Service in 2016
June 30, 2016
(Dollars in thousands)

		RSF in Service					% of Project in Service				Unlevered Yields
			Placed into Service 2016					Total Project			Average Cash		Initial Stabilized Cash Basis		Initial Stabilized
Property/Market/Submarket	Date	Prior to 1/1/16	First Quarter	Second Quarter		Total		Leased/ Negotiating	Investment
Consolidated development projects
430 East 29th Street/ New York City/Manhattan	Various	354,261	1,783	62,595	(1)	418,639	100%	96%	$471,000	(2)	7.6%	(2)	7.0%	(2)	7.1%	(2)
5200 Illumina Way, Building 6/ San Diego/University Town Center	6/20/16	—	—	295,609		295,609	100%	100%	$68,000	(3)	8.8%	(3)	7.2%	(3)	8.6%	(3)

Unconsolidated real estate joint venture development project
360 Longwood Avenue/ Greater Boston/Longwood Medical Area	Various	259,859	2,508	51,040		313,407	76%	76%	$108,965		8.2%	(4)	7.3%	(4)	7.8%	(4)
		614,120	4,291	409,244		1,027,655

430 East 29th Street	5200 Illumina Way, Building 6	360 Longwood Avenue
New York City/Manhattan	San Diego/University Town Center	Greater Boston/Longwood Medical Area
418,639 RSF	295,609 RSF	313,407 RSF
Roche/New York University/Others	Illumina, Inc.	Dana-Farber Cancer Institute, Inc. The Children’s Hospital Corporation

(1)	Includes 34,017 RSF delivered vacant.

(2)
Increased from our originally disclosed estimated yields of 7.1% for average cash yield, 6.6% initial stabilized yield (cash basis), and 6.5% for initial stabilized yield. Increased from our originally disclosed cost at completion of $463.2 million.

(3)
Increased from our originally disclosed estimated yields of 8.6% for average cash yield, 7.0% initial stabilized yield (cash basis), and 8.4% for initial stabilized yield. Decreased from our originally disclosed cost at completion of $69.9 million.

(4)	Consistent with previously disclosed estimated yields.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	40

Visible Growth Highly Leased Pipeline: Projects Expected to Be Placed into Service by 4Q16
June 30, 2016
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage		Total Leased/Negotiating		Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	RSF	%		Initial	Stabilized
50/60 Binney Street/Greater Boston/Cambridge	Dev	—	530,477	530,477	98%	—%	520,385	98%	1Q15	4Q16	4Q16
360 Longwood Avenue/Greater Boston/Longwood Medical Area	Dev	313,407	100,392	413,799	76%	—%	313,407	76%	2Q12	3Q14	4Q16
4796 Executive Drive/San Diego/University Town Center	Dev	—	61,755	61,755	100%	—%	61,755	100%	4Q15	4Q16	4Q16
10290 Campus Point Drive/San Diego/University Town Center	Redev	—	304,326	304,326	100%	—%	304,326	100%	3Q15	4Q16	4Q16
11 Hurley Street/Greater Boston/Cambridge	Redev	—	59,783	59,783	100%	—%	59,783	100%	3Q15	4Q16	4Q16
Total/weighted average		313,407	1,056,733	1,370,140	92%	—%	1,259,656	92%

		Our Share of Investment							Unlevered Yields
Property/Market/Submarket	Our Ownership Interest			Cost to Complete					Average Cash		Initial Stabilized Cash Basis		Initial Stabilized
		In Service	CIP	Construction Financing		Other	Total at Completion
50/60 Binney Street/Greater Boston/Cambridge	100%	$—	$355,039	$144,961	(1)	$—	$500,000		8.1%		7.3%		7.4%
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%	72,925	23,360	8,938	(2)	3,742	108,965	(3)	8.2%	(3)	7.3%	(3)	7.8%	(3)
4796 Executive Drive/San Diego/University Town Center	100%	—	21,719	—		20,481	42,200		7.7%		6.8%		7.1%
10290 Campus Point Drive/San Diego/University Town Center	55%	—	121,732	—		268	122,000	(3)	7.6%	(3)	6.8%	(3)	7.0%	(3)
11 Hurley Street/Greater Boston/Cambridge	100%	—	25,503	—		15,497	41,000		8.8%		7.9%		8.6%
Total/weighted average		$72,925	$547,353	$153,899		$39,988	$814,165

(1)	See page 61 for additional information related to our secured construction loans.

(2)	See page 55 for additional information related to our unconsolidated real estate joint venture secured construction loan.

(3)
Our projected cost at completion and unlevered yields are based upon our share of the investment in real estate, including costs incurred directly by us outside of the real estate joint venture. Development management fees earned from these projects have been excluded from our estimate of unlevered yields. The RSF related to the project in the table above represents 100% of the project RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	41

Visible Growth Highly Leased Pipeline: Projects Expected to Be Placed into Service by 4Q16 (continued)
June 30, 2016

50 Binney Street	60 Binney Street	360 Longwood Avenue
Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/Longwood Medical Area
274,734 RSF	255,743 RSF	100,392 RSF
Sanofi Genzyme	bluebird bio, Inc.	Dana-Farber Cancer Institute, Inc. The Children’s Hospital Corporation

4796 Executive Drive	10290 Campus Point Drive	11 Hurley Street
San Diego/University Town Center	San Diego/University Town Center	Greater Boston/Cambridge
61,755 RSF	304,326 RSF	59,783 RSF
Otonomy, Inc.	Eli Lilly and Company	Editas Medicine, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	42

Visible Growth Highly Leased Pipeline: Projects Expected to Be Placed into Service in 2017 and 2018
June 30, 2016
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage		Total Leased/Negotiating			Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	RSF	%			Initial	Stabilized
100 Binney Street/Greater Boston/Cambridge	Dev	—	431,483	431,483	48%	26%	320,683	74%		3Q15	4Q17	2017
510 Townsend Street/San Francisco/Mission Bay/SoMa	Dev	—	300,000	300,000	100%	—%	300,000	100%		3Q15	3Q17	2017
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	Dev	—	150,000	150,000	100%	—%	150,000	100%		1Q16	2H17	2017
1455/1515 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	422,980	422,980	100%	—%	422,980	100%		3Q14	2Q/3Q18	2018
400 Dexter Avenue North/Seattle/Lake Union	Dev	—	287,806	287,806	62%	28%	259,594	90%	(1)	2Q15	1Q17	2018
ARE Spectrum/San Diego/Torrey Pines	Dev	102,938	233,523	336,461	91%	—%	305,525	91%		2Q16	2H17	2017
9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	162,156	162,156	—%	100%	162,156	100%		3Q15	1Q17	2017
5200 Illumina Way, Parking Structure/San Diego/University Town Center (2)	Dev	N/A	N/A	N/A	100%	—%	N/A	100%		2Q16	2H17	2017
Total/weighted average		102,938	1,987,948	2,090,886	75%	17%	1,920,938	92%

		Our Share of Investment									Unlevered Yields
Property/Market/Submarket	Our Ownership Interest					Cost to Complete					Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
		In Service		CIP		Construction Financing	Other		Total at Completion
100 Binney Street/Greater Boston/Cambridge	100%	$—		$200,484		$264,192		$70,324		$535,000	7.9%	7.0%	7.7%
510 Townsend Street/San Francisco/Mission Bay/SoMa	100%	—		99,959		—		138,041		238,000	7.9%	7.0%	7.2%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.4%	—		44,907		—		96,093		141,000	8.6%	7.0%	8.2%
1455/1515 Third Street/San Francisco/Mission Bay/SoMa	51.0%	10,787	(3)	70,525	(3)	—		—		TBD	(4)	(4)	(4)
400 Dexter Avenue North/Seattle/Lake Union	100%	—		90,793		—		141,207		232,000	7.3%	6.9%	7.2%
ARE Spectrum/San Diego/Torrey Pines	100%	65,413		88,830		—		123,757		278,000	6.9%	6.1%	6.4%
9625 Towne Centre Drive/San Diego/University Town Center	100%	—		24,078		—		—		TBD	(4)	(4)	(4)
5200 Illumina Way, Parking Structure/San Diego/University Town Center (2)	100%	—		3,627		—		66,373		70,000	7.0%	7.0%	7.0%
Total/weighted average		$76,200		$623,203		$264,192	$	TBD	$	TBD

(1)	Remaining 10% of RSF includes 5% of retail space. Retail space is generally leased closer to completion of the building.

(2)
Represents a 1,280 space parking garage, a portion of which is subterranean, and 20,000 to 40,000 RSF of contiguous amenity space which is leased to Illumina, Inc. Since 2011, we have expanded the campus at 5200 Illumina Way from 346,581 RSF to 792,687 RSF by way of three separate build-to-suit developments for Illumina, Inc. As of 2Q16, pro forma for rents from the recently completed Building 6 and the parking garage under construction, ABR per RSF for the entire 5200 Illumina Way campus is approximately $38.19 per year.

(3)
The in-service and CIP costs are based on our share of the investment in real estate, including costs incurred directly by us outside of the joint venture. The RSF related to the project in the table above represents 100% of the project RSF.

(4)	The design and budget of these projects are in process, and the estimated project costs with related yields will be disclosed in the future.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	43

Visible Growth Highly Leased Pipeline: Projects Expected to Be Placed into Service in 2017 and 2018 (continued)

June 30, 2016

100 Binney Street	510 Townsend Street	505 Brannan Street, Phase I
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa
431,483 RSF	300,000 RSF	150,000 RSF
Bristol-Myers Squibb Company	Stripe, Inc.	Pinterest, Inc.

1455/1515 Third Street	400 Dexter Avenue North	ARE Spectrum	9625 Towne Centre Drive
San Francisco/Mission Bay/SoMa	Seattle/Lake Union	San Diego/Torrey Pines	San Diego/University Town Center
422,980 RSF	287,806 RSF	233,523 RSF	162,156 RSF
Uber Technologies, Inc.	Juno Therapeutics, Inc.	Celgene Corporation The Medicines Company Vertex Pharmaceuticals Incorporated	Negotiating

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	44

Key Future Projects
June 30, 2016
(Dollars in thousands, except per SF amounts)

Property/Market/Submarket	Our Ownership Interest		ARE Share of Book Value	Square Feet	Per SF (1)
Alexandria Technology Square®/Greater Boston/Cambridge	100%		$7,787	100,000	$78
505 Brannan Street, Phase II/San Francisco/Mission Bay/SoMa	99.4%		12,994	165,000	79
Grand Avenue/San Francisco/South San Francisco	Various	(2)	36,574	434,072	105
560 Eccles Avenue/San Francisco/South San Francisco (3)	100%		17,655	144,000	123
East 29th Street/New York City/Manhattan	100%		—	420,000	—
5200 Illumina Way/San Diego/University Town Center	100%		10,645	386,044	28
Campus Point Drive/San Diego/University Town Center	100%		8,522	315,000	27
1150/1165/1166 Eastlake Avenue East/Seattle/Lake Union	100%		34,971	366,000	96
1818 Fairview Avenue East/Seattle/Lake Union	100%		8,864	188,490	47
6 Davis Drive/Research Triangle Park/Research Triangle Park	100%		16,419	1,000,000	16
Other:
Greater Boston	100%		9,823	405,599	24
San Francisco	100%		—	95,620	—
San Diego	100%		25,691	193,895	132
Maryland	100%		17,732	668,721	27
Research Triangle Park	100%		4,149	76,262	54
Non-cluster markets	100%		12,548	622,285	20

Future value-creation projects			$224,374	5,580,988	$42

(1)
The per square foot amounts represent total investment in real estate, including our partners’ share of consolidated real estate joint ventures, divided by 100% of the rentable or developable square feet of the respective properties.

(2)	Includes a redeemable noncontrolling interest, aggregating 28% ownership in one of our consolidated real estate joint ventures, at our 213 East Grand Avenue property aggregating 306,096 RSF.

(3)	Represents an additional parcel located near our 341/343 Oyster Point Boulevard properties and within walking distance of Roche’s campus in South San Francisco.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	45

Key Future Projects (continued)
June 30, 2016

MISSION BAY/SOMA — SAN FRANCISCO

505 BRANNAN STREET

MANHATTAN — NEW YORK CITY

EAST 29TH STREET

SOUTH SAN FRANCISCO — SAN FRANCISCO

560 ECCLES AVENUE
GRAND AVENUE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	46

Key Future Projects (continued)
June 30, 2016

UNIVERSITY TOWN CENTER — SAN DIEGO

CAMPUS POINT DRIVE

LAKE UNION — SEATTLE

1150/1165/1166 EASTLAKE AVENUE EAST
1818 FAIRVIEW AVENUE EAST

UNIVERSITY TOWN CENTER — SAN DIEGO

5200 ILLUMINA WAY

RESEARCH TRIANGLE PARK — RTP

6 DAVIS DRIVE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	47

Projected and Historical Construction Spending
June 30, 2016
(Dollars in thousands, except for per RSF amounts)

Projected Construction Spending	Year Ending December 31, 2016
Development and redevelopment projects	$376,000
Generic laboratory infrastructure/building improvement projects	44,000
Non-revenue-enhancing capital expenditures and tenant improvements	9,000
Total construction spending for the six months ending December 31, 2016	$429,000
Actual construction spending for the six months ended June 30, 2016	380,401
Guidance range for the year ending December 31, 2016	$760,000	–	860,000

Historical Construction Spending	Six Months Ended June 30, 2016
Our share of total construction costs(1)	$380,401
Joint venture partner’s share of construction costs	48,477
Increase in accrued construction	(59,871)
Total construction spending (cash basis)	$369,007

Classification in Consolidated Statement of Cash Flows
Additions to real estate	$363,061
Investments in unconsolidated real estate joint ventures	5,946
Total construction spending (cash basis)	$369,007

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures shown in the table below.

Non-Revenue-Enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Six Months Ended June 30, 2016			Recent Average per RSF (2)
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$5,151	16,629,515	$0.31	$0.43

Tenant improvements and leasing costs:
Re-tenanted space	$7,142	380,924	$18.75	$15.89
Renewal space	4,374	484,686	9.02	7.40
Total tenant improvements and leasing costs/weighted average	$11,516	865,610	$13.30	$9.82

(1)	Excludes amounts that are recoverable from tenants, revenue enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of 2012 through 2015 and six months ended June 30, 2016, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	48

Pro Rata – Operating Information
June 30, 2016
(In thousands)

	Three Months Ended June 30, 2016					Six Months Ended June 30, 2016
	Consolidated	Noncontrolling Share of Consolidated JVs	Our Share of Unconsolidated JVs	Our Total Share		Consolidated	Noncontrolling Share of Consolidated JVs	Our Share of Unconsolidated JVs	Our Total Share
Total revenues	$226,076	$(8,383)	$1,989	$219,682		$442,165	$(16,573)	$3,844	$429,436
Rental operations	67,325	(2,322)	775	65,778		133,162	(4,457)	1,562	130,267
	158,751	(6,061)	1,214	153,904		309,003	(12,116)	2,282	299,169
Expenses:
General and administrative	15,384	(46)	16	15,354		30,572	(68)	52	30,556
Interest	25,025	—	693	25,718		49,880	—	1,379	51,259
Depreciation and amortization	70,169	(2,226)	651	68,594		141,035	(4,527)	1,394	137,902
Impairment of real estate	156,143	(586)	—	155,557		185,123	(586)	—	184,537
	266,721	(2,858)	1,360	265,223		406,610	(5,181)	2,825	404,254

Equity in loss from unconsolidated real estate joint venture	(146)	—	146	—		(543)	—	543	—
Net loss	(108,116)	(3,203)	—	(111,319)		(98,150)	(6,935)	—	(105,085)
Net income attributable to noncontrolling interests	(3,500)	3,203	—	(297)	(1)	(7,530)	6,935	—	(595)	(1)
Net loss attributable to Alexandria Real Estate Equities, Inc.	(111,616)	—	—	(111,616)		(105,680)	—	—	(105,680)
Dividends on preferred stock	(5,474)	—	—	(5,474)		(11,381)	—	—	(11,381)
Preferred stock redemption charge	(9,473)	—	—	(9,473)		(12,519)	—	—	(12,519)
Net income attributable to unvested restricted stock awards	(1,085)	—	—	(1,085)		(1,886)	—	—	(1,886)
Net loss attributable to Alexandria's common stockholders	$(127,648)	$—	$—	$(127,648)		$(131,466)	$—	$—	$(131,466)

(1)
Represents net income attributable to redeemable noncontrolling interests. These redeemable interests earn a fixed preferred return of 8.4% rather than a variable return based upon their ownership percentage of the joint venture and have been excluded from our calculation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	49

Pro Rata – Balance Sheet Information
June 30, 2016
(In thousands)

	June 30, 2016
	Consolidated	Noncontrolling Share of Consolidated JVs	Our Share of Unconsolidated JVs	Our Total Share
Investments in real estate	$7,774,608	$(356,005)	$174,477	$7,593,080
Investments in unconsolidated real estate joint ventures	132,433	—	(132,433)	—
Cash and cash equivalents	256,000	(7,904)	6,002	254,098
Other assets	981,789	(18,272)	8,759	972,276
Total assets	$9,144,830	$(382,181)	$56,805	$8,819,454

Secured notes payable	$722,794	$—	$49,592	$772,386
Unsecured debt	3,393,743	—	—	3,393,743
Other liabilities	660,816	(36,413)	7,213	631,616
Total liabilities	4,777,353	(36,413)	56,805	4,797,745

Redeemable noncontrolling interests	9,218	(9,218)	—	—

Alexandria’s stockholders’ equity	4,021,709	—	—	4,021,709
Noncontrolling interests	336,550	(336,550)	—	—
Total equity	4,358,259	(336,550)	—	4,021,709
Total liabilities and equity	$9,144,830	$(382,181)	$56,805	$8,819,454

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	50

Consolidated Joint Ventures – Pro Rata Operating Information
June 30, 2016
(Dollars in thousands)

	Three Months Ended June 30, 2016
	Consolidated Real Estate Joint Ventures at 100%
	225 Binney Street	1500 Owens Street	409/499 Illinois Street	Various	Total
Total revenues	$3,941	$3,220	$9,957	$473	$17,591
Rental operations	624	1,089	3,276	599	5,588
	3,317	2,131	6,681	(126)	12,003
Expenses:
General and administrative	9	29	50	158	246
Interest	—	—	—	—	—
Depreciation and amortization	977	700	2,970	121	4,768
Impairment of real estate	—	—	—	18,841	18,841
Net income (loss)	$2,331	$1,402	$3,661	$(19,246)	$(11,852)

	Noncontrolling Interests Share of Amounts Above
	225 Binney Street	1500 Owens Street	409/499 Illinois Street		Total
	70%	49.9%	40%	Various (1)
Total revenues	$2,759	$1,606	$3,983	$35	$8,383
Rental operations	438	543	1,311	30	2,322
	2,321	1,063	2,672	5	6,061
Expenses:
General and administrative	6	15	20	5	46
Interest	—	—	—	—	—
Depreciation and amortization	683	349	1,188	6	2,226
Impairment of real estate	—	—	—	586	586
Net income (loss)	$1,632	$699	$1,464	$(592)	$3,203

(1)
Excludes net income attributable to redeemable noncontrolling interests, aggregating $297 thousand. These redeemable interests earn a fixed preferred return of 8.4%, rather than a variable return based upon their ownership percentage of the joint venture, and have been excluded from our calculation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	51

Consolidated Joint Ventures – Pro Rata Operating Information
June 30, 2016
(Dollars in thousands)

	Six Months Ended June 30, 2016
	Consolidated Real Estate Joint Ventures at 100%
	225 Binney Street	1500 Owens Street	409/499 Illinois Street	Various	Total
Total revenues	$7,878	$6,267	$19,627	$1,203	$34,975
Rental operations	1,239	2,074	6,196	1,179	10,688
	6,639	4,193	13,431	24	24,287
Expenses:
General and administrative	9	30	57	373	469
Interest	—	—	—	—	—
Depreciation and amortization	1,953	1,429	6,024	483	9,889
Impairment of real estate	—	—	—	18,841	18,841
Net income (loss)	$4,677	$2,734	$7,350	$(19,673)	$(4,912)

	Noncontrolling Interest Share of Amounts Above
	225 Binney Street	1500 Owens Street	409/499 Illinois Street		Total
	70%	49.9%	40%	Various (1)
Total revenues	$5,515	$3,127	$7,851	$80	$16,573
Rental operations	868	1,035	2,479	75	4,457
	4,647	2,092	5,372	5	12,116
Expenses:
General and administrative	6	15	22	25	68
Interest	—	—	—	—	—
Depreciation and amortization	1,367	713	2,410	37	4,527
Impairment of real estate	—	—	—	586	586
Net income (loss)	$3,274	$1,364	$2,940	$(643)	$6,935

(1)
Excludes net income attributable to redeemable noncontrolling interests, aggregating $595 thousand. These redeemable interests earn a fixed preferred return of 8.4%, rather than a variable return based upon their ownership percentage of the joint venture, and have been excluded from our calculation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	52

Consolidated Joint Ventures – Pro Rata Balance Sheet Information
June 30, 2016
(Dollars in thousands)

	June 30, 2016
	Consolidated Real Estate Joint Ventures at 100%
	225 Binney Street	1500 Owens Street	409/499 Illinois Street	10290 Campus Point Drive	Various		Total
Investments in real estate	$161,609	$81,532	$357,548	$169,816	$117,266		$887,771
Cash and cash equivalents	3,719	2,615	9,485	—	7,157		22,976
Other assets	7,076	6,312	23,673	3,021	4,506		44,588
Total assets	$172,404	$90,459	$390,706	$172,837	$128,929		$955,335

Secured notes payable	$—	$—	$—	$—	$—		$—
Other liabilities	3,272	10,081	27,238	18,141	12,356		71,088
Total liabilities	3,272	10,081	27,238	18,141	12,356		71,088

Redeemable noncontrolling interests	—	—	—	—	9,218	(1)	9,218

Total equity	169,132	80,378	363,468	154,696	107,355		875,029
Total liabilities and equity	$172,404	$90,459	$390,706	$172,837	$128,929		$955,335

	Noncontrolling Interest Share of Amounts Above
	225 Binney Street	1500 Owens Street	409/499 Illinois Street	10290 Campus Point Drive			Total
	70%	49.9%	40%	45% (2)	Various
Investments in real estate	$113,126	$40,685	$143,020	$48,477	$10,697		$356,005
Cash and cash equivalents	2,603	1,305	3,794	—	202		7,904
Other assets	4,954	3,149	9,468	603	98		18,272
Total assets	$120,683	$45,139	$156,282	$49,080	$10,997		$382,181

Secured notes payable	$—	$—	$—	$—	$—		$—
Other liabilities	2,291	5,030	10,895	18,141	56		36,413
Total liabilities	2,291	5,030	10,895	18,141	56		36,413

Redeemable noncontrolling interests	—	—	—	—	9,218	(1)	9,218

Total equity	118,392	40,109	145,387	30,939	1,723		336,550
Total liabilities and equity	$120,683	$45,139	$156,282	$49,080	$10,997		$382,181

(1)
Represents redeemable noncontrolling interests aggregating approximately 28% ownership in one of our consolidated real estate joint ventures. Excluding this entity, the remaining real estate joint venture partners have approximately 2% ownership in the various consolidated real estate joint ventures.

(2)
The 10290 Campus Point Drive joint venture closed in June 2016. Our joint venture partner is expected to fund substantially all of the remaining redevelopment costs for this project. As of June 30, 2016, 10290 Campus Point Drive was under redevelopment and had no operating activities.

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Unconsolidated Joint Ventures – Pro Rata Operating Information
June 30, 2016
(Dollars in thousands)

	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
	Unconsolidated Real Estate JVs at 100%				Unconsolidated Real Estate JVs at 100%
	360 Longwood Avenue		1455/1515 Third Street	Total	360 Longwood Avenue		1455/1515 Third Street	Total
Total revenue	$6,613		$187	$6,800	$12,866		$298	$13,164
Rental operations	2,468		187	2,655	4,951		391	5,342
	4,145		—	4,145	7,915		(93)	7,822
Expenses:
General and administrative	16		22	38	143		22	165
Interest	2,516		—	2,516	5,011		—	5,011
Depreciation and amortization	1,676		132	1,808	3,344		264	3,608
Net loss	$(63)		$(154)	$(217)	$(583)		$(379)	$(962)

	Our Share of Amounts Above				Our Share of Amounts Above
	360 Longwood Avenue		1455/1515 Third Street		360 Longwood Avenue		1455/1515 Third Street
	27.5%		51%	Total	27.5%		51%	Total

Total revenue	$1,893	(1)	$96	$1,989	$3,692	(1)	$152	$3,844
Rental operations	679		96	775	1,362		200	1,562
	1,214		—	1,214	2,330		(48)	2,282
Expenses:
General and administrative	5		11	16	41		11	52
Interest	693		—	693	1,379		—	1,379
Depreciation and amortization	583		68	651	1,259		135	1,394
Net loss	$(67)		$(79)	$(146)	$(349)		$(194)	$(543)

(1)	Includes property management fees earned by us.

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Unconsolidated Joint Ventures – Pro Rata Balance Sheet Information
June 30, 2016
(Dollars in thousands)

	June 30, 2016
	Unconsolidated Real Estate Joint Ventures at 100%
	360 Longwood Avenue		1455/1515 Third Street	Total
Investments in real estate	$309,421		$147,763	$457,184
Cash and cash equivalents	7,165		7,869	15,034
Other assets	21,829		2,543	24,372
Total assets	$338,415		$158,175	$496,590

Secured notes payable	$180,341	(1)	$—	$180,341
Other liabilities	9,837		7,585	17,422
Total liabilities	190,178		7,585	197,763

Total equity	148,237		150,590	298,827
Total liabilities and equity	$338,415		$158,175	$496,590

	Our Share of Amounts Above (2)
	360 Longwood Avenue		1455/1515 Third Street
	27.5%		51%	Total
Investments in real estate	$93,659		$80,818	$174,477
Cash and cash equivalents	1,989		4,013	6,002
Other assets	7,186		1,573	8,759
Total assets	$102,834		$86,404	$189,238

Secured notes payable	$49,592	(1)	$—	$49,592
Other liabilities	3,268		3,945	7,213
Total liabilities	52,860		3,945	56,805

Total equity	49,974		82,459	132,433
Total liabilities and equity	$102,834		$86,404	$189,238

(1)
Represents a non-recourse, secured construction loan with aggregate commitments of $213.2 million, of which $175.2 million bears interest at a fixed rate of 5.25% and $38.0 million bears interest at a floating rate of LIBOR+3.75%, with a floor of 5.25%. Borrowings under the floating rate tranche are subject to an interest rate cap on LIBOR of 3.50%. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions. The amount of $180.3 million classified as a secured note payable as of June 30, 2016, consists of $180.7 million of outstanding principal of the secured note payable, net of $352 thousand of unamortized deferred financing costs.

(2)	Amounts include costs incurred directly by us outside of the real estate joint ventures.

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Real Estate Investments in Asia
June 30, 2016
(Dollars in thousands)

In March 2016, we recognized an impairment charge of $29.0 million for two land parcels in India that met the criteria for classification as held for sale. On April 22, 2016, our Board of Directors approved the monetization of our remaining real estate investments in Asia in order to invest capital into our highly leased value-creation pipeline. As a result of this decision, we recognized an aggregate impairment charge of $154.1 million during 2Q16 to reduce our net book value to fair value less cost to sell for all of our remaining investments in Asia. During 2Q16, we sold one land parcel in Asia at a sales price of $7.5 million with no gain or loss. We believe our remaining real estate investments in Asia will be monetized in several separate transactions over the next several quarters.

The following is a summary of net assets of our real estate investments in Asia that were classified as held for sale as of June 30, 2016, including eight operating properties with 1.2 million RSF and land parcels aggregating 191 acres.

Balance Sheet Information	June 30, 2016
Total assets	$72,575
Total liabilities	(19,712)
Total accumulated other comprehensive loss	44,662	(1)
Net assets as of June 30, 2016	$97,525

The following is a summary of operating information of our real estate investments in Asia, including: (i) eight operating properties aggregating 1.2 million RSF and land parcels aggregating 191 acres that were classified as held for sale as of June 30, 2016, and (ii) one land parcel and one development project in India that were sold subsequent to January 1, 2015:

	Three Months Ended	Six Months Ended
Operating Information	June 30, 2016	June 30, 2016
Total revenues	$3,297	$6,516
Operating expenses	(2,417)	(4,724)
	880	1,792
General and administrative expense	(757)	(1,722)
	123	70
Depreciation expense	(761)	(3,009)
Impairment of real estate	(154,117)	(183,097)
Net loss	$(154,755)	$(186,036)

(1)	Represents cumulative foreign currency translation losses related to our real estate investments located in Asia.

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Non-Real Estate Investments
June 30, 2016
(Dollars in thousands)

Public/Private Investment Mix (Cost)				Tenant/Non-Tenant Mix (Cost)

Investment Type	Cost	Net Unrealized Gains	Total	Number of Investments 199 Average Cost $1.4M
Public	$36,469	$76,078	$112,547
Private	247,503	—	247,503
Total	$283,972	$76,078	$360,050

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Key Credit Metrics
June 30, 2016

Net Debt to Adjusted EBITDA (1)	Liquidity

	$2.4B

		(in millions)
	Availability under our unsecured senior line of credit (2)	$1,578
	Remaining construction loan commitments	483
	Available-for-sale equity securities, at fair value	112
	Cash and cash equivalents	256
		$2,429

Fixed-Charge Coverage Ratio (1)	Unencumbered NOI (3)

	86%

(1)	Quarter annualized.

(2)
Amount includes our availability for borrowing under our unsecured senior line of credit, aggregating $1.4 billion as of June 30, 2016, and an additional $150 million that became available on July 29, 2016, upon amendment of our unsecured senior line of credit agreement. Aggregate commitments available under our unsecured senior line of credit were increased to $1.65 billion.

(3)	For the three months ended June 30, 2016.

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Summary of Debt
June 30, 2016

Debt maturities chart
(Dollars in millions)

(1)	We have a one-year option to extend the stated maturity date of one secured note payable, aggregating $201.2 million, to August 23, 2018, subject to certain conditions.

Fixed-rate/hedged and unhedged variable-rate debt

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total		Weighted-Average
						Remaining Term (in years)
(Dollars in thousands)			Consolidated	Percentage	Interest Rate (1)
Secured notes payable	$382,052	$340,742	$722,794	17.6%	3.46%	2.8
Unsecured senior notes payable	2,376,713	—	2,376,713	57.8	4.12	7.7
$1.5 billion unsecured senior line of credit (2)	—	72,000	72,000	1.7	1.57	2.5
2019 Unsecured Senior Bank Term Loan	597,304	—	597,304	14.5	2.20	2.5
2021 Unsecured Senior Bank Term Loan	347,726	—	347,726	8.4	2.22	4.5
Total/weighted average	$3,703,795	$412,742	$4,116,537	100.0%	3.52%	5.8
Percentage of total debt	90%	10%	100%

(1)	See footnote 1 on page 60 for additional information on weighted-average interest rate.

(2)
On July 29, 2016, we amended our unsecured senior line of credit and increased commitments available for borrowing by $150 million to an aggregate of $1.65 billion, extended the maturity date to October 29, 2021, and reduced the interest rate from LIBOR+1.10% to LIBOR+1.00%.

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Summary of Debt (continued)
June 30, 2016
(Dollars in thousands)

	Stated Rate		Weighted Average Interest Rate		Maturity Date		Principal Payments Remaining for the Periods Ending December 31,							Unamortized (Deferred Financing Cost), (Discount)/Premium
Debt				(1)		(2)	2016	2017	2018	2019	2020	Thereafter	Principal		Total
Secured notes payable
Maryland	2.44%		2.79%		1/20/17		$—	$76,000	$—	$—	$—	$—	$76,000	$(146)	$75,854
Greater Boston	L+1.35		2.44		8/23/17	(3)	—	201,241	—	—	—	—	201,241	(1,614)	199,627
Greater Boston	L+1.50		1.88		1/28/19	(3)	—	—	—	180,753	—	—	180,753	(3,081)	177,672
Greater Boston	L+2.00		2.94		4/20/19	(3)	—	—	—	40,089	—	—	40,089	(3,703)	36,386
San Diego, Seattle, and Maryland	7.75		8.08		4/1/20		864	1,832	1,980	2,138	104,352	—	111,166	(1,253)	109,913
San Diego	4.66		4.93		1/1/23		861	1,540	1,615	1,692	1,770	29,904	37,382	(428)	36,954
Greater Boston	3.93		3.33		3/10/23		—	—	1,091	1,505	1,566	77,838	82,000	3,586	85,586
San Francisco	6.50		6.72		7/1/36		9	20	22	23	25	703	802	—	802
Secured debt weighted average interest rate/subtotal	3.42%		3.46				1,734	280,633	4,708	226,200	107,713	108,445	729,433	(6,639)	722,794

$1.5 billion unsecured senior line of credit (4)	L+1.10%	(4)	1.57		1/3/19		—	—	—	72,000	—	—	72,000	—	72,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		2.20		1/3/19		—	—	—	600,000	—	—	600,000	(2,696)	597,304
2021 Unsecured Senior Bank Term Loan	L+1.10%		2.22		1/15/21		—	—	—	—	—	350,000	350,000	(2,274)	347,726
Unsecured senior notes payable	2.75%		2.95		1/15/20		—	—	—	—	400,000	—	400,000	(2,793)	397,207
Unsecured senior notes payable	4.60%		4.72		4/1/22		—	—	—	—	—	550,000	550,000	(3,726)	546,274
Unsecured senior notes payable	3.90%		4.02		6/15/23		—	—	—	—	—	500,000	500,000	(4,095)	495,905
Unsecured senior notes payable	4.30%		4.46		1/15/26		—	—	—	—	—	300,000	300,000	(4,563)	295,437
Unsecured senior notes payable	3.95%		4.00		1/15/27		—	—	—	—	—	350,000	350,000	(5,225)	344,775
Unsecured senior notes payable	4.50%		4.58		7/30/29		—	—	—	—	—	300,000	300,000	(2,885)	297,115
Unsecured debt weighted average/subtotal			3.54				—	—	—	672,000	400,000	2,350,000	3,422,000	(28,257)	3,393,743
Weighted average interest rate/total			3.52%				$1,734	$280,633	$4,708	$898,200	$507,713	$2,458,445	$4,151,433	$(34,896)	$4,116,537

Balloon payments							$—	$277,241	$—	$892,842	$503,979	$2,450,487	$4,124,549	$—	$4,124,549
Principal amortization							1,734	3,392	4,708	5,358	3,734	7,958	26,884	(34,896)	(8,012)
Total debt							$1,734	$280,633	$4,708	$898,200	$507,713	$2,458,445	$4,151,433	$(34,896)	$4,116,537

Fixed-rate/hedged variable-rate debt							$1,734	$153,392	$4,708	$605,358	$507,713	$2,458,445	$3,731,350	$(27,555)	$3,703,795
Unhedged variable-rate debt							—	127,241	—	292,842	—	—	420,083	(7,341)	412,742
Total debt							$1,734	$280,633	$4,708	$898,200	$507,713	$2,458,445	$4,151,433	$(34,896)	$4,116,537

(1)	Represents the weighted average interest rate as of the end of the applicable period plus the impact of debt premiums/discounts, interest rate swap agreements, and deferred financing costs.

(2)	Reflects any extension options that we control.

(3)	See “Secured Construction Loans” on the next page regarding options to extend maturity date.

(4)
See footnote 2 on the prior page regarding our July 2016 amendment to our unsecured senior line of credit. Our unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the stated rate. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments. Unamortized deferred financing costs related to our unsecured senior line of credit are classified in other assets and are excluded from the calculation of the weighted-average interest rate.

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Summary of Debt (continued)
June 30, 2016
(Dollars in thousands)

Secured construction loans
Property/Market/Submarket	Stated Rate		Maturity Date		Outstanding Balance	Remaining Commitments	Total Commitments
75/125 Binney Street/Greater Boston/Cambridge	L+1.35%		8/23/17	(1)	$201,241	$49,159	$250,400
50/60 Binney Street/Greater Boston/Cambridge	L+1.50%		1/28/19	(2)	180,753	169,247	350,000
100 Binney Street/Greater Boston/Cambridge	L+2.00%	(3)	4/20/19	(4)	40,089	264,192	304,281
					$422,083	$482,598	$904,681

(1)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(2)	We have two, one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(3)
In June 2016, we executed two interest rate cap agreements to cap LIBOR at 2.00% for a notional amount based on scheduled increases over the term of the cap, up to $150 million of the total loan commitment, which will become effective in 3Q16.

(4)	We have two, one-year options to extend the stated maturity date to April 20, 2021, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios(1)	Requirement	Actual	Requirement	Actual(2)
Total Debt to Total Assets	≤ 60%	39%	≤ 60.0%	33.3%
Secured Debt to Total Assets	≤ 40%	7%	≤ 45.0%	6.1%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.0x	≥ 1.50x	3.28x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	244%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	37.2%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.24x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements; therefore, EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

(2)
Actual covenants are calculated pursuant to the specific terms of our unsecured senior line of credit and unsecured senior bank term loan agreements, including covenants update by the agreement dated July 21, 2016.

Interest rate hedge agreements			Number of Contracts	Weighted-Average Interest Pay Rate/ Cap Rate (1)	Fair Value as of 6/30/16		Notional Amount in Effect as of
Interest Rate Hedge Type	Effective Date	Maturity Date					6/30/16	12/31/16	12/31/17	12/31/18
Swap	September 1, 2015	March 31, 2017	2	0.57%	$(72)		$100,000	$100,000	$—	$—
Swap	March 31, 2016	March 31, 2017	11	1.15%	(5,058)		1,000,000	1,000,000	—	—
Swap	March 31, 2017	March 31, 2018	15	1.31%	(6,484)		—	—	900,000	—
Swap	March 29, 2018	March 31, 2019	4	1.06%	(718)		—	—	—	250,000
Swap	March 29, 2018	March 31, 2019	2	0.95%	N/A	(2)	—	—	—	200,000
Cap	July 29, 2016	April 20, 2019	2	2.00%	110		—	55,000	126,000	150,000
Total					$(12,222)		$1,100,000	$1,155,000	$1,026,000	$600,000

(1)
In addition to the interest pay rate for each swap agreement, interest is also payable at an applicable margin for borrowings outstanding as of June 30, 2016. Borrowings under our 2019 Unsecured Senior Bank Term Loan include an applicable margin of 1.20%, and borrowings outstanding under our 2021 Unsecured Senior Bank Term Loan and our unsecured senior line of credit include an applicable margin of 1.10%. The applicable margin for our unsecured senior line of credit was reduced from 1.10% to 1.00% as a result of the amendment executed on July 29, 2016 - refer to footnote 2 on page 59 for additional details.

(2)	These interest rate swap agreements were executed in July 2016.

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Definitions and Reconciliations
June 30, 2016

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Net (loss) income	$(108,116)	$9,966	$42,977	$39,699	$38,430
Net income attributable to noncontrolling interests	(3,500)	(4,030)	(972)	—	—
Interest (1)	25,718	25,541	28,933	27,921	26,706
Income taxes	924	1,095	2,160	1,392	1,324
Depreciation and amortization:
Consolidated	70,169	70,866	72,245	67,953	62,171
NCI share of consolidated JVs	(2,226)	(2,301)	(372)	—	—
Our share of unconsolidated JVs	651	743	655	445	352
Depreciation and amortization	68,594	69,308	72,528	68,398	62,523
Stock compensation expense	6,117	5,439	4,590	5,178	4,054
Loss on early extinguishment of debt	—	—	—	—	189
Gain on sales of real estate – rental properties	—	—	(12,426)	—	—
Impairment of real estate:
Consolidated	156,143	28,980	8,740	—	—
NCI share of consolidated JVs	(586)	—	—	—	—
Impairment of real estate	155,557	28,980	8,740	—	—
Adjusted EBITDA	$145,294	$136,299	$146,530	$142,588	$133,226

(1)	See page 64 of our Supplemental Information for our calculation.

We use Adjusted EBITDA as a supplemental performance measure of our core operations, including our share of amounts from consolidated and unconsolidated real estate joint ventures, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it allows investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

By excluding interest expense and gains or losses on early extinguishment of debt, Adjusted EBITDA allows investors to measure our performance independent of our capital structure and indebtedness. We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods without the variances caused by the volatility of the expense (which depends on market forces outside our control). We believe that adjusting for the effects of gains or losses on sales of real estate and impairments provides useful information by excluding certain items that are not representative of our core operating results. Adjusted EBITDA has limitations as measures of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Adjusted EBITDA margins

We calculate Adjusted EBITDA margins by dividing Adjusted EBITDA by total revenues. Because our total revenues exclude revenues from discontinued operations, for purposes of calculating the margin ratio, we exclude discontinued operations for each period presented. We believe excluding Adjusted EBITDA from our discontinued operations improves the consistency and comparability of the Adjusted EBITDA margins from period to period. Likewise, our Adjusted EBITDA is presented to include our share of Adjusted EBITDA from consolidated and unconsolidated real estate joint ventures. Therefore, revenues are presented with only our share of revenues from consolidated and unconsolidated real estate joint ventures to improve the consistency and comparability from period to period.

	Three Months Ended
(Dollars in thousands)	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Adjusted EBITDA	$145,294	$136,299	$146,530	$142,588	$133,226

Revenues:
Consolidated	$226,076	$216,089	$223,955	$218,610	$204,156
NCI share of consolidated JVs	(8,383)	(8,190)	(1,403)	—	—
Our share of unconsolidated JVs	1,989	1,855	2,012	1,875	1,324
Revenues	$219,682	$209,754	$224,564	$220,485	$205,480

Adjusted EBITDA margins	66%	65%	65%	65%	65%

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Definitions and Reconciliations (continued)
June 30, 2016

Adjusted funds from operations attributable to Alexandria’s common stockholders

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute AFFO to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. AFFO is calculated from FFO, as adjusted, and is further adjusted by adding or deducting our share of the following items: (i) non-revenue-enhancing building improvements (excluding amounts recoverable from our tenants), non-revenue-enhancing tenant improvements and leasing commissions (excluding revenue-enhancing and development and redevelopment expenditures); (ii) effects of straight-line rent revenue and straight-line rent expense on ground leases; (iii) capitalized income from development projects; (iv) amortization of acquired above- and below-market leases, loan fees, and debt premiums/discounts; (v) stock compensation expense; and (vi) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts FFO to (i) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (ii) eliminate the effect of straight-lining our rental income and capitalizing income from development projects; and (iii) eliminate the effect of items that are not indicative of our core operations. We believe that eliminating the effect of charges related to share-based compensation facilitates a comparison of our operations across periods without the variances caused by the volatility of the expense (which depends on market forces outside our control). We believe that AFFO provides useful information by excluding certain items that are not representative of our operating results because such items are dependent upon historical costs or are subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance. We believe that net income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO. We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue in accordance with GAAP). Annualized base rent and measures computed using annualized base rent are presented at 100% for all properties under our management, including properties held by our consolidated and unconsolidated real estate joint ventures.

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our development and redevelopment projects under construction. These projects are focused on providing high-quality, generic, and reusable space to meet the real estate requirements of and are reusable by a wide range of tenants. We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. Upon completion, each value-creation project is expected to generate significant revenues and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe result in higher occupancy levels, longer lease terms, and higher rental income and returns. Development projects generally consist of the ground-up development of generic and reusable facilities. We generally will not commence new development projects for aboveground construction of Class A space without first securing pre-leasing for such space, except when there is significant market demand for high-quality Class A facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space.

Class A assets and AAA locations

Class A assets are properties clustered in AAA locations that provide innovative tenants with high- quality, dynamic, and collaborative ecosystems that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A assets generally command higher ABR than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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Definitions and Reconciliations (continued)
June 30, 2016

Fixed-charge coverage ratio

Fixed-charge coverage ratio is the ratio of Adjusted EBITDA to fixed charges. This ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. We compute the fixed-charge coverage ratio to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and amortization of debt (premiums) discounts. The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the computation of “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K for the year ended December 31, 2015.

The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Adjusted EBITDA	$145,294	$136,299	$146,530	$142,588	$133,226

Interest:
Consolidated	$25,025	$24,855	$28,230	$27,679	$26,668
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	693	686	703	242	38
Interest	25,718	25,541	28,933	27,921	26,706
Capitalized interest:
Consolidated	13,788	12,099	8,696	8,436	8,437
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	—	—	—	641	617
Capitalized interest	13,788	12,099	8,696	9,077	9,054
Amortization of loan fees:
Consolidated	(2,953)	(2,759)	(2,654)	(2,625)	(2,889)
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	(33)	(33)	(35)	(32)	(32)
Amortization of loan fees	(2,986)	(2,792)	(2,689)	(2,657)	(2,921)
Amortization of debt premiums	26	86	90	100	100
Cash interest	36,546	34,934	35,030	34,441	32,939
Dividends on preferred stock	5,474	5,907	6,246	6,247	6,246
Fixed charges	$42,020	$40,841	$41,276	$40,688	$39,185

Fixed-charge coverage ratio:
– quarter annualized	3.5x	3.3x	3.6x	3.5x	3.4x
– trailing 12 months	3.5x	3.4x	3.4x	3.4x	3.3x

Funds from operations and funds from operations, as adjusted (attributable to Alexandria’s common stockholders)

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the NAREIT Board of Governors established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that FFO, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance (the “NAREIT White Paper”). The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels) plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments of real estate relate to decreases in the fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. Impairments of real estate represent the write-down of assets when fair value over the recoverability period is less than the carrying value.

We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate and land parcels, impairments of investments, deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI at stabilization and our investment in the property. Our initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations, and our average cash yields are expected, in general, to be greater than our initial stabilized yields (cash basis). Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

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June 30, 2016

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. We compute the net debt to Adjusted EBITDA ratio to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Refer to “Adjusted EBITDA” for further information on the calculation of Adjusted EBITDA. The following table reconciles debt to net debt and computes net debt to Adjusted EBITDA:

(Dollars in thousands)	6/30/16		3/31/16		12/31/15		9/30/15		6/30/15
Secured notes payable:
Consolidated	$722,794		$816,578		$809,818		$767,874		$763,844
NCI share of consolidated JVs	—		—		—		—		—
Our share of unconsolidated JVs	49,592		49,485		48,561		48,017		46,665
Secured notes payable	772,386		866,063		858,379		815,891		810,509
Unsecured senior notes payable	2,376,713		2,031,284		2,030,631		1,734,857		1,734,310
Unsecured senior line of credit	72,000		299,000		151,000		843,000		624,000
Unsecured senior bank term loans	945,030		944,637		944,243		943,857		943,463
Unamortized deferred financing costs:
Consolidated	34,302		28,474		30,103		24,644		27,349
NCI share of consolidated JVs	—		—		—		—		—
Our share of unconsolidated JVs	99		131		165		198		231
Unamortized deferred financing costs	34,401		28,605		30,268		24,842		27,580
Cash and cash equivalents:
Consolidated	(256,000)		(146,197)		(125,098)		(76,383)		(68,617)
NCI share of consolidated JVs	7,904		8,888		1,385		—		—
Our share of unconsolidated JVs	(6,002)		(3,318)		(4,209)		(7,231)		(4,006)
Cash and cash equivalents	(254,098)		(140,627)		(127,922)		(83,614)		(72,623)
Less: restricted cash	(13,131)		(14,885)		(28,872)		(36,993)		(44,191)
Net debt	$3,933,301		$4,014,077		$3,857,727		$4,241,840		$4,023,048
Adjusted EBITDA:
– quarter annualized	$581,176		$545,196		$586,120		$570,352		$532,904
– trailing 12 months	$570,711		$558,643		$549,116		$525,944		$501,827
Net debt to Adjusted EBITDA:
– quarter annualized	6.8	x	7.4	x	6.6	x	7.4	x	7.5	x
– trailing 12 months	6.9	x	7.2	x	7.0	x	8.1	x	8.0	x

NOI

The following table reconciles (loss) income from continuing operations to total net operating income:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	6/30/16	6/30/15	6/30/16	6/30/15
(Loss) income from continuing operations	$(108,116)	$38,430	$(98,150)	$63,481

General and administrative:
Consolidated	15,384	14,989	30,572	29,376
NCI share of consolidated JVs	(46)	—	(68)	—
Our share of unconsolidated JVs	16	—	52	—
General and administrative	15,354	14,989	30,556	29,376
Interest (1)	25,718	26,706	51,259	49,946
Depreciation and amortization (1)	68,594	62,523	137,902	121,725
Impairment of real estate (2)	155,557	—	184,537	14,510
Net income attributable to nonredeemable noncontrolling interests	(3,203)	—	(6,935)	—
Loss on early extinguishment of debt	—	189	—	189
Total net operating income	$153,904	$142,837	$299,169	$279,227

(1)	See pages 62 and 64 for our Supplemental Information for our calculation.

(2)	Excludes amounts attributable to noncontrolling interests. See page 56 of our Supplemental Information for additional information.

NOI is a non-GAAP financial measure calculated as (loss) income from continuing operations, the most directly comparable GAAP financial measure, excluding general and administrative expense, interest, depreciation and amortization, impairment of real estate, net income attributable to nonredeemable noncontrolling interests, and gain/loss on early extinguishment of debt. These amounts are presented to include our share of amounts from consolidated and unconsolidated real estate joint ventures. We believe NOI provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets, including our share of amounts from consolidated and unconsolidated real estate joint ventures. NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and amortization of above- and below-market lease revenue adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and amortization of above- and below-market lease revenue adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates rental rates, and operating costs, which provides perspective not immediately apparent from income from continuing operations. NOI can be used to measure the initial stabilized yields of our properties by calculating the quotient of NOI generated by a property on a straight-line basis, and our investment in the property, excluding the impact of leverage. NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. Impairments of real estate have been excluded in deriving NOI because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values. Our

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calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy. Property operating expenses that are included in determining NOI primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income. NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, ABR, ABR per occupied RSF, occupancy, RSF, leasing activity, rental rates, and contractual lease expirations. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute operating statistics at 100% for all properties managed by us, including properties owned by our consolidated and unconsolidated real estate joint ventures.

Pro rata financial information

We present joint venture operating and balance sheet information on a pro rata basis, which is not in accordance with or intended to be a presentation in accordance with GAAP. The pro rata operating and balance sheet information presents our proportionate economic ownership of all entities that we do not wholly own. We calculate our proportionate share of each financial statement line as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial statement line item to arrive at the amount of such noncontrolling interest share of the operating and balance sheet information for each joint venture; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to these unconsolidated real estate joint ventures to arrive at our proportionate share of the operating and balance sheet information.

Our share of assets and liabilities, or the revenues and expenses, does not represent our legal claim to those items. The joint venture agreement for each entity that we do not wholly own generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe pro rata financial information can help investors estimate our economic interest and the impact of partially owned entities. Presenting pro rata financial information provides a perspective not immediately available from consolidated results and one that can supplement consolidated financial statements for the potential impact of joint ventures on assets and liabilities, or revenues and expenses and other metrics presented, including NOI, same property comparisons, and credit metrics.

Pro rata information is limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, pro rata financial information may include financial information related to unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, pro rata financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Pro rata financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development and/or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, including only our share of amounts from consolidated and unconsolidated real estate joint ventures for comparable properties, referred to as same properties, that were fully operating for the entirety of the comparative periods presented. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which have been excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of same properties.

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June 30, 2016

The following table reconciles the number of same properties to total properties for YTD 2Q16:

Development – under construction	Properties
50/60 Binney Street	2
100 Binney Street	1
510 Townsend Street	1
505 Brannan Street	1
ARE Spectrum	3
4796 Executive Drive	1
400 Dexter Avenue North	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455/1515 Third Street (unconsolidated joint venture)	2
5200 Illumina Way, Parking Structure	N/A
13

Development – placed into service after January 1, 2015	Properties
75/125 Binney Street	1
430 East 29th Street	1
5200 Illumina Way, Building 6	1
6040 George Watts Hill Drive	1
4

Redevelopment – under construction	Properties
11 Hurley Street	1
10290 Campus Point Drive	1
9625 Towne Centre Drive	1
3

Redevelopment – placed into service after January 1, 2015	Properties
225 Second Avenue	1
11055/11065/11075 Roselle Street	3
10151 Barnes Canyon Road	1
5

Acquisitions after January 1, 2015	Properties
640 Memorial Drive	1

Properties held for sale	10
Total properties excluded from same properties	36

Same properties	161

Total properties as of June 30, 2016	197

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of Series D cumulative convertible preferred stock, Series E cumulative redeemable preferred stock, and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt, as calculated in accordance with GAAP.

Unencumbered NOI as a percentage of total net operating income

Our share of unencumbered NOI as a percentage of our share of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level. We use our share of unencumbered NOI as a percentage of our share of total net operating income in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.

Our share of unencumbered NOI is derived from assets classified in continuing operations, including our share of amounts from consolidated and unconsolidated real estate joint ventures, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

	Three Months Ended
(Dollars in thousands)	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Our share of unencumbered NOI	$132,221	$117,698	$124,982	$118,889	$110,820
Our share of encumbered NOI	21,683	27,567	30,196	32,272	32,017
Our share of total NOI	$153,904	$145,265	$155,178	$151,161	$142,837
Unencumbered NOI as a percentage of total NOI	86%	81%	81%	79%	78%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Weighted-average interest rate for capitalization of interest	3.70%	3.60%	3.37%	3.34%	3.45%

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